SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

CONNECTICUT WATER SERVICE, INC.,

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Connecticut Water Service, Inc.
93 West Main Street
Clinton, Connecticut 06413

March 12, 2004

Dear Shareholder:

      You are cordially invited to the Annual Meeting of Shareholders of Connecticut Water Service, Inc., scheduled to be held on April 23, 2004, at the Radisson Hotel Springfield-Enfield, One Bright Meadow Boulevard, Enfield, Connecticut, beginning at 2:00 PM. If you plan to attend, please call 1-800-428-3985, Extension 3012, and leave your name, address, and telephone number. Directions to the Radisson Hotel are printed on the back of the proxy statement. Your Board of Directors and executive officers look forward to personally meeting you.

      At the meeting, you will be asked to elect four directors; ratify the appointment of independent auditors for the calendar year ending December 31, 2004; authorize an amendment to the Company’s Amended and Restated Certificate of Incorporation; and approve the 2004 Performance Stock Program.

      In addition to the specific matters to be voted on, there will be a report on the progress of the Company and an opportunity for you to ask questions of general interest to shareholders. Important information is contained in the accompanying proxy statement which you are urged to carefully read.

      It is important that your shares are represented and voted at the meeting, regardless of the number you own or whether you attend. Accordingly, please vote by mail, telephone, or internet. It is also very helpful to us if you would call and let us know if you plan to attend.

      Your interest and participation in the affairs of the Company are appreciated.

Sincerely,

MARSHALL T. CHIARALUCE
Chairman, President and CEO

      CWS-PROXY-04

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CONNECTICUT WATER SERVICE, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Radisson Hotel Springfield-Enfield, One Bright Meadow Boulevard, Enfield, Connecticut

      Notice is hereby given that the Annual Meeting of Shareholders of Connecticut Water Service, Inc. (the “Company”) will be held on April 23, 2004, 2:00 PM, at the Radisson Hotel Springfield-Enfield, One Bright Meadow Boulevard, Enfield, Connecticut, for the following purposes:

1. to elect four (4) directors;

2.	to ratify the appointment of PricewaterhouseCoopers LLP, independent public accountants, as independent auditors for the Company for the calendar year ending December 31, 2004;

3.	to consider and approve an amendment to the Company’s Amended and Restated Certificate of Incorporation which would increase the authorized shares of the Company’s class of Common Stock; and

4. to consider and approve the Company’s 2004 Performance Stock Program;

5. to transact such other business as may properly come before the meeting.

      Only holders of the Company’s Common Stock and its Cumulative Preferred Stock — Series A of record at the close of business on March 1, 2004 are entitled to notice of and to vote at this meeting.

      Shareholders are welcome to attend the meeting in person.

By order of the Board of Directors,

MICHELE G. DIACRI,
Secretary

March 12, 2004

i

CONNECTICUT WATER SERVICE, INC.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
APRIL 23, 2004

General Information

      The accompanying proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at the Radisson Hotel Springfield-Enfield, One Bright Meadow Boulevard, Enfield, Connecticut, on April 23, 2004, at 2:00 PM.

Voting of Shares

      Only holders of the Company’s Common Stock and its Cumulative Preferred Stock — Series A of record at the close of business on March 1, 2004 are entitled to notice of and to vote at the meeting. On March 1, 2004, the Company had outstanding 7,924,602 shares of Common Stock, 15,000 shares of Cumulative Preferred Stock — Series A, $20 par value, and 29,499 shares of $.90 Cumulative Preferred Stock, $16 par value. Each share of Common Stock is entitled to three votes and each share of Cumulative Preferred Stock — Series A is entitled to one vote on all matters coming before the meeting. The holders of shares of $.90 Cumulative Preferred Stock, $16 par value, have no general voting rights.

      Whether or not you plan to attend the meeting, please use one of three voting options:

•	Mail — You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominees and mail it in the envelope provided.

•	Telephone — If you live in the U.S. or Canada, you may submit your proxy by following the “Vote by Telephone” instructions on the proxy card.

•	Internet — If you have internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

      You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may do this by granting a later-dated proxy, submitting a later vote by telephone or computer, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously-granted proxy to be revoked, unless you specifically request it. You may change your proxy instructions for beneficially held shares by submitting new voting instructions to your broker or nominee.

      Under Connecticut law, adoption of Proposal (1), the election of directors, requires a plurality of the votes cast by the holders of shares present in person or by proxy and voting at the meeting. Adoption of Proposal (2), ratification of the Company’s independent auditor, and Proposal (4), the Company’s 2004 Performance Stock Program, will each require the affirmative vote of a majority of the shares present in person or by proxy and voting at the meeting. Under Connecticut law, adoption of Proposal (3), amendment of the Company’s Amended and Restated Certificate of Incorporation, will require the affirmative vote of a majority of the voting power represented by all of the Company’s issued and outstanding shares of Common Stock and preferred stock entitled to vote at the meeting.

      Votes withheld and “broker non-votes” will not be counted as votes cast for or against any of the Proposals, but the withheld and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting. If your shares are held by a broker or other nominee, your broker or nominee can vote on your behalf on Proposals 1, 2, and 3, but the broker or other nominee requires your specific instructions on voting for Proposal 4, the adoption of the Company’s 2004 Performance Stock Program.

      Proxy solicitation costs will be paid by the Company. In addition to this solicitation by mail being made initially on or about March 10, 2004, officers and regular employees of the Company may make solicitations by telephone, mail, or personal interviews, and arrangements may be made with banks, brokerage firms, and others to forward proxy material to their principals. The Company has retained Morrow & Company, Inc. to assist in the solicitation of proxies at an estimated cost of $6,000, plus expenses, which will be paid by the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under Section 16 of the Securities Exchange Act of 1934, directors, officers and certain beneficial owners of the Company’s equity securities are required to file reports of their transactions in the Company’s equity securities with the Securities and Exchange Commission on specified due dates. In 2003, reports of transactions by all directors, officers and such beneficial holders were timely filed. In making this statement, the Company has relied on the written representations of its directors, officers, and five percent shareholders and copies of the reports that they have filed with the Securities and Exchange Commission.

CORPORATE GOVERNANCE

Board Independence

      The Board has determined that Mesdames Hanley, Hincks, Thibdaue, and Wallace and Messrs. Kachur, Lengyel, Lentini, Neal, Reeds, and Wilbur are independent directors under the listing standards of the Nasdaq Stock Market, Inc. Mr. Chiaraluce, an employee of the Company, and Mr. Engle, who has a consulting contract with the Company, are not considered independent directors.

Code of Conduct

      The Company revised its Code of Conduct in May 2003, and thereafter each employee acknowledged their understanding and compliance with the code, including the establishment of a Company hotline for reporting Code of Conduct violations. In December 2003, employees were sent a reminder notice regarding the Code and the Company hotline. To date, the Company hotline has received no reports of conduct violations. In addition to the Code of Conduct, the Board has adopted an additional Code of Conduct as a result of the Sarbanes-Oxley Act of 2002.

The Board promotes honest and ethical conduct, including the ethical handling of actual and apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company; and compliance with applicable governmental laws and regulations and the Company’s own governing documents.

      The public can access the Company’s Code of Conduct on the Company’s Internet website (www.ctwater.com) or by contacting the Company at the address appearing on Page 31.

Committee Charters

      The Audit, Compensation, and Corporate Governance Committees of the Board have adopted written charters. The Audit Charter was revised in May 2003, included as Appendix B hereto. Shareholders and the public can obtain copies charters of the Compensation and Corporate Governance Committees at the Company’s website or by contacting the Company at the address appearing on Page 31.

Board and Committee Membership and Attendance

      The Company’s Board of Directors met five times during 2003. In addition, the Company has a number of committees; their composition and functions in 2003 follows. In 2003, each director attended at least 78% of the aggregate number of meetings of the Board and Committees on which they served. All directors attended the 2003 Annual Meeting of Shareholders. Directors are expected, but not required, to attend the 2004 Annual Meeting of Shareholders.

Committees	Committee Meetings and Functions

Audit	Meetings: 3
Marcia L. Hincks, (Chairman) Ronald D. Lengyel Arthur C. Reeds Lisa J. Thibdaue Carol P. Wallace	Reviews the activities, procedures, and recommendations of the independent auditors of the Company and The Connecticut Water Company, and annually appoints independent auditors for the upcoming year.

Compensation	Meetings: 1
Marcia L. Hincks David A. Lentini Robert F. Neal (Chairman) Donald B. Wilbur	Determines officer compensation and the promotion and hiring of officers, reviews Company fringe benefit plans other than retirement plans, and administers the Company’s Performance Stock Programs.

Corporate Governance	Meetings: 1
Mary Ann Hanley Ronald D. Lengyel Arthur C. Reeds Donald B. Wilbur (Chairman)	Reviews the qualifications and independence standards of director nominees and makes recommendation to the Board, and reviews the overall effectiveness of the Board.

Executive	Meetings: 1
Marcia L. Hincks Robert F. Neal Arthur C. Reeds Donald B. Wilbur	Acts on behalf of the Board whenever the Board is not in session and recommends chief executive officer succession.

Pension Trust and Finance	Meetings: 4
Mark G. Kachur David A. Lentini Robert F. Neal Arthur C. Reeds (Chairman) Carol P. Wallace	Reviews the Pension Trust Fund of The Connecticut Water Company Employee Retirement Fund, the employee Savings Plan (401(k)), the VEBA Trust Fund for retiree medical benefits, and the Supplemental Executive Retirement Program, reviews and determines actuarial policies and investment guidelines, selects the investment managers, and makes recommendations to and advises the Board of Directors on financial policy issues and the issuance of securities.

Strategic Planning	Meetings: 1
Roger Engle Mary Ann Hanley Marcia L. Hincks Mark G. Kachur Robert F. Neal Lisa J. Thibdaue Donald B. Wilbur	Oversees the preparation and implementation of the Company’s Strategic Plan.

Director Compensation

      Since the Boards of Directors of the Company and The Connecticut Water Company are identical, regular meetings of each are generally held on the same day. Following is the current listing of fees paid to Board members.

	Fee for Each
	Regular Meeting
	of the Board and
	Each Regular and	Fee for Each	Annual Retainer	Annual Retainer
	Special Committee	Special Meeting	for Each Board	for Committee
Company	Meeting	of the Board	Member	Chairs

Connecticut Water Service, Inc.	$250	$300	None	None
The Connecticut Water Company	$450	$500	$6,000	$1,000

      Mr. Chiaraluce, Chairman, President, and Chief Executive Officer, receives the same retainer and meeting fees as other directors; he does not receive a fee for committee meetings. Mr. Chiaraluce’s retainer and meeting fees are included in the Summary Compensation Table on Page 22. Directors who are not officers are not entitled to retirement benefits from the Company.

      Pursuant to a Directors Deferred Compensation Plan, the Directors of the Company and The Connecticut Water Company may elect to defer receipt of all or a specified portion of the compensation payable to them for services as Directors until after retiring as Directors. Any amounts so deferred are credited to accounts maintained for each participating Director, and interest at an annual rate of 10.74% is currently credited on a monthly basis to all deferred amounts. Distribution of amounts deferred and accumulated interest may be made, at the election of each participating Director, in a lump sum or in annual installments over a period of years specified by the Director, such distribution to commence in the year following the year in which the individual ceases to be a Director. In 2003, one Director elected to participate in the Plan. Four of the Company’s retired directors are currently receiving payments under the Plan.

The Board Nomination Process

      The Corporate Governance Committee identifies director nominees based primarily on recommendations from management, Board members, shareholders, and other sources, such as water industry and state industry associations. Although no shareholder nominations were received by the Committee in 2003, all candidates submitted by a shareholder or shareholder group are reviewed and considered in the same manner as all other candidates. The Committee recommends to the Board nominees that are independent and possess qualities such as personal and professional integrity, sound business judgment, and utility, financial, or political expertise. The Committee also considers age and diversity (broadly construed to mean a variety of opinions, perspectives, personal, and professional experiences and backgrounds, such as gender, race, and ethnicity differences, as well as other differentiating characteristics) in making its recommendations for nominees to the full Board. In addition, the Committee considers whether potential director nominees live in The Connecticut Water Company’s service regions in sufficient numbers to satisfy the representation requirements of Connecticut Statute 16-62a, and also evaluates other factors that it may deem are in the best interests of the Company and its shareholders. The Committee may, under its charter, retain at the Company’s expense one or more search firms to identify potential board candidates. The Committee does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

      Shareholders recommending director nominees may submit the name and biographical information of any person to the Corporate Secretary at the address listed on Page 31. The Corporate Secretary will pass such shareholder recommendations onto the Chairman of the Corporate Governance Committee for consideration. The shareholder will be informed of the status of his/her recommendation after it is considered by the Corporate Governance Committee.

      The Corporate Governance Committee met on October 8, 2003 to consider the renomination of directors Chiaraluce, Hincks, Neal, and Reeds whose terms expire at the 2004 Annual Meeting of Shareholders. The

Committee reviewed the attendance, performance, and independence of these directors, but determined to withhold the Committee’s recommendation of these directors as director nominees to the Board in order to allow interested shareholders to make either (i) recommendations to the Committee for director nominees to be considered by the Board for inclusion on the Company’s proxy card, or (ii) formal director nominations, which, pursuant to the Company’s Bylaws procedures (described below) were due by December 27, 2003. The Committee did not receive any recommendations from shareholders for directors candidates or any formal director nominations in accordance with the Bylaw procedures. Therefore, the Corporate Governance Committee recommended to the Board at its January 2004 meeting, and the Board approved, the submission of Ms. Hincks and Messrs. Chiaraluce, Neal, and Reeds to shareholders as the Company’s director nominees.

      Pursuant to the Company’s Bylaws, nominations for directors may be made by any shareholder entitled to vote for the election of directors at the meeting who complies with the following procedures. A nomination by a shareholder shall be made only if a shareholder has given proper and timely notice in writing to the Secretary of the Company of a shareholder’s intent to make such nomination. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the General Offices of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, the close of business on a day which is not less than 120 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders called for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first mailed to shareholders. Each notice must set forth: (a) the name and address of the person or persons to be nominated; (b) the name and address, as they appear on the Company’s books, of the shareholder making such nomination; (c) the class and number of shares of the Company which are beneficially owned by the shareholder; (d) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (e) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (f) such other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (g) the consent of each nominee to serve as a director of the Company if so elected. Any notice of nominations for consideration at the 2005 Annual Meeting must be received by the Company’s Secretary by the close of business on December 24, 2004. The presiding officer at the meeting shall determine if the facts warrant a determination that such nomination was not made in accordance with the provisions of the Company’s Bylaws, and if the officer should so determine, he shall so declare to the meeting and any nominations not properly made shall be disregarded.

Communications with Directors

      Any shareholder wishing to communicate with a director may do so by contacting the Company’s Corporate Secretary, at the address and telephone number listed on Page 31, who will pass to the director a written, e-mail, or phone communication. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.

Certain Relationships and Related Transactions

      Mr. Engle retired as President of Crystal Water Utilities Corporation/ The Crystal Water Company of Danielson on December 31, 1999, having served in that position since 1978. As part of the arrangements relating to the Company’s acquisition of Crystal Water Utilities Corporation/ The Crystal Water Company of Danielson on September 29, 1999, the Company entered into an employment/ consulting agreement with Mr. Engle which covered his employment for the three-month period prior to his retirement and which provides that, beginning January 1, 2000, Mr. Engle will receive a $16,000 annual consulting fee from The Crystal Water Company of Danielson. This consulting agreement will terminate on the earlier of December 31, 2009 or Mr. Engle’s death or resignation. Upon completion of the consulting agreement, Mr. Engle will receive a $16,000 annual supplemental retirement benefit until his death. In addition, Mr. Engle receives health benefits of approximately $15,600 under an employment/consulting agreement which amount is paid by the Company.

      CUNO, Inc., a filter manufacturer for which Mr. Kachur serves as President and Chief Executive Officer, made payments of $315,169 to the Company during 2003 for water services provided to CUNO during the year. CUNO paid the Company’s prevailing rates for water services. In addition, during 2003 the Company paid $1,706,895 to Northeast Utilities, for which Ms. Thibdaue serves as a Vice President, for electric utility services. The Company paid Northeast Utilities prevailing rates for electric utility services.

Security Ownership of Certain Beneficial Owners and Management

      The following table lists, to the Company’s knowledge, the ownership of the Company’s Common Stock and the nature of such ownership for each Director and nominee for Director, for each executive officer named in the Summary Compensation Table, for all executive officers and Directors of the Company as group, and for each person who beneficially owns in excess of 5 percent of the outstanding shares of any class of the Company’s voting securities. Unless otherwise noted, each holder has sole voting and dispositive power with respect to the shares listed. All information is given as of February 27, 2004 and assumes that shares which the named person has a contractual right to acquire within 60 days have been acquired and are outstanding.

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Directors and Executive Officers’ Stock Ownership

Name of Beneficial Owners	Total Amount	Percent of
(* denotes non-employee Director)	Beneficially Owned	Class

David C. Benoit(1)	22,212	**
Marshall T. Chiaraluce(2)	97,561	**
Roger Engle*	14,571	**
Mary Ann Hanley*	1,350	**
Marcia L. Hincks*	1,561	**
Mark G. Kachur*	200	**
David A. Lentini*	2,000	**
Ronald D. Lengyel*	1,125	**
James R. McQueen(3)	18,998	**
Robert F. Neal*	1,500	**
Terrance P. O’Neill(4)	12,743	**
Arthur C. Reeds*	1,500	**
Lisa J. Thibdaue*	700	**
Carol P. Wallace*	200	**
Maureen P. Westbrook(5)	25,259	**
Donald B. Wilbur(6)	4,282	**
Directors and Officers as a Group	205,762	**

The above ownership individually or as a group is less than 5% of the outstanding shares of Connecticut Water Service, Inc.

**	indicates ownership of less than 1% of the class of securities.

(1)	Includes 4,683 unrestricted performance share units, 398 restricted performance share units, 15,040 exercisable stock options under the Company’s Performance Stock Program.

(2)	Includes 27,941 unrestricted performance share units, 4,935 restricted performance share units, and 52,443 exercisable stock options under the Company’s Performance Stock Program.

(3)	Includes 7,411 unrestricted performance share units, 878 restricted performance share units, and 7,035 exercisable stock options under the Company’s Performance Stock Program.

(4)	Includes 482 unrestricted performance share units, 439 restricted performance share units, and 10,611 exercisable stock options under the Company’s Performance Stock Program.

(5)	Includes 1,815 unrestricted performance share units, 527 restricted performance share units, 175 shares of restricted stock, and 19,260 exercisable stock options under the Company’s Performance Stock Program.

(6)	Mr. Wilbur’s spouse owns 4,282 shares.

Other Security Holders

      The Company knows of no person who has or shares voting and/or investment power with respect to more than 5 percent of the shares of Connecticut Water Service Common Stock or Connecticut Water Service Preferred A Stock.

PROPOSAL (1) — ELECTION OF DIRECTORS

      The Company’s Amended and Restated Certificate of Incorporation provides for a Board of no less than nine or more than fifteen directors, the exact number of directorships to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board. The directors are divided into three classes, I, II and III, as nearly equal in number as practicable, with members to hold office until successors are elected and qualified. Each class is to be elected for a three-year term at successive annual meetings.

      The Corporate Governance Committee recommended, and the Board of Directors selected, the four nominees listed below for election; all are regularly-elected Class I nominees. Of the remaining directors, the Class II terms of Ms. Hanley and Messrs. Kachur, Lengyel, and Lentini will expire in 2005. The Class III terms of Mesdames Thibdaue and Wallace and Messrs. Engel and Wilbur will expire in 2006. The Board of Directors has determined to fix the number of directorships for the ensuing year at twelve. Proxies cannot be voted for a greater number of persons than the number of nominees named.

      Unless otherwise directed, it is intended that the enclosed proxy will be voted for the election of Marshall T. Chiaraluce, Marcia L. Hincks, Robert F. Neal, and Arthur C. Reeds. If any nominee is unable or declines to serve, the persons named in the proxy may vote for some other person(s).

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Class I — Nominees for Election at this Meeting for Terms Expiring in 2007.

Marshall T. Chiaraluce, age 61, has been a director since 1992. He is Chairman of the Board of Directors, President and Chief Executive Officer of the Company.

Marcia L. Hincks, age 68, presently serves on the Audit (Chairman), Compensation, Executive, and Strategic Planning Committees and has been a director since 1983. She retired as Vice President and Senior Counsel of Aetna Life & Casualty in December 1993.

Robert F. Neal, age 69, presently serves on the Compensation (Chairman), Executive, Pension Trust and Finance, and Strategic Planning Committees and has been a director since 1990. He retired as Senior Vice President — Network Services of Southern New England Telecommunications Corporation in June 1994.

Arthur C. Reeds, age 59, presently serves on the Audit, Corporate Governance, Executive, Pension Trust and Finance (Chairman) Committees and has been a director since 1999. He is also a Trustee of USAllianz Variable Insurance Products Trust, a mutual fund group affiliated with Allianz Life Insurance Company of North America. He was Senior Investment Officer of the Hartford Foundation for Public Giving September 2000 until January 2003. From August 1999 to March 2000, he served as the CEO and as a Director of Conning Corporation, an investment banking firm. He was the Chief Investment Officer at Cigna Corporation until his retirement from Cigna in November 1997.

Class II — Directors Continuing in Office Whose Terms Expire in 2005.

Mary Ann Hanley, age 46, presently serves on the Corporate Governance and Strategic Planning Committees and has been a director since 1999. She is Assistant to the President of St. Francis Hospital & Medical Center and Director of The Valencia Society, the endowment fund for the hospital. From January 1995 to February 1998, she was legal counsel to the Governor’s Office, State of Connecticut.

Mark G. Kachur, age 60, presently serves on the Pension Trust and Finance and Strategic Planning Committees. He has been Chairman, President and Chief Executive Officer of CUNO, Inc. (filter manufacturer) since 1997.

Ronald D. Lengyel, age 65, presently serves on the Audit and Corporate Governance Committees and has been a director since 1999. He is Chairman of the Board and Director of Naugatuck Valley Savings & Loan, SB.

David A. Lentini, age 57, presently serves on the Compensation and Pension Trust and Finance Committees and has been a director since 2001. He currently is Chairman, President and Chief Executive Officer of The Connecticut Bank and Trust Company. He retired in December 2001 as Senior Vice President of Webster Bank where he had served since December 1999. From May 1993 to November 1999, he was President, Chief Executive Officer and Chairman of New England Community Bancorp, Inc., a multi-bank holding company.

Class III — Directors Continuing in Office Whose Terms Expire in 2006.

Roger Engle, age 65, serves on the Strategic Planning Committee and has been a director since 2000. He retired as President of Crystal Water Utilities Corporation/ The Crystal Water Company of Danielson in January 2000. He also is a Director of the Savings Institute of Willimantic, Connecticut, a mutual savings bank.

Lisa J. Thibdaue, age 50, serves on the Audit and Strategic Planning Committees and has been a director since 2000. She has been the Vice President, Rates, Regulatory Affairs and Compliance at Northeast Utilities since 1998. From 1996 to 1997, she was Executive Director, Rates and Regulatory Affairs at Consumers Energy, a natural gas and electric utility located in Michigan.

Carol P. Wallace, age 48, presently serves on the Audit and Pension Trust and Finance Committees. She has been President and Chief Executive Officer of Cooper-Atkins Corporation, a manufacturer of temperature acquisition instruments, since 1994. She is also a Director of Liberty Bank.

Donald B. Wilbur, age 61, presently serves on the Compensation, Corporate Governance (Chairman), Executive, and Strategic Planning Committees and has been a director since 1993. He retired as the Plant Manager of Unilever HPC, USA, a personal products manufacturer, on December 31, 2002. He is a Director of Middlesex Hospital and a Director of Liberty Bank.

      With the exception of Mr. Reeds, who retired from The Hartford Foundation for Public Giving in January 2003, and Mr. Lentini, who was formerly President/ CEO and Chairman of New England Community Bancorp, Inc. from May 1993 to November 1999, each director listed above has had the same employment for more than the past five years either in the position indicated or in other similar or executive capacities with the same company or a predecessor.

AUDIT COMMITTEE REPORT

      On May 14, 2003, the Board of Directors adopted a formal, written charter for the Audit Committee of the Company. (See Appendix B.) The Board has determined that each member of the Audit Committee qualifies as an “independent director” for purposes of the Nasdaq’s Listing Standards and also has determined that Carol P. Wallace is a “financial expert” as defined under rules of the Securities and Exchange Commission. In connection with the preparation and filing of the Company’s audited financial statements for the fiscal year ended December 31, 2003 (the “audited financial statements”), the Audit Committee performed the following functions:

•	The Audit Committee reviewed and discussed the audited financial statements with senior management and PricewaterhouseCoopers LLP, the Company’s independent auditors.

•	The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

•	The Audit Committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and discussed with PricewaterhouseCoopers LLP its independence from the Company, including whether the provision of non-audit services by PricewaterhouseCoopers LLP to the Company is consistent with maintaining the auditors’ independence.

Based upon functions performed, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10K for the fiscal year ended December 31, 2003 for filing with the U.S. Securities and Exchange Commission.

AUDIT COMMITTEE

Marcia L. Hincks (Chairman)
Ronald D. Lengyel
Lisa J. Thibdaue
Carol P. Wallace
Arthur C. Reeds

PROPOSAL (2) — RATIFICATION OF APPOINTMENT OF AUDITORS

      On April 26, 2002, the shareholders ratified the appointment of Arthur Andersen LLP (“Arthur Andersen”) as independent auditors for the fiscal year ending December 31, 2002. One June 18, 2002, the Company dismissed Arthur Andersen as the Company’s independent public accountants. The decision to dismiss Arthur Andersen was made by the Company’s Board of Directors, based upon a recommendation of its Audit Committee.

      Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the Company’s fiscal years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      During the fiscal years ended December 31, 2001 and December 31, 2000 and through June 18, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with the report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      The Company provided Arthur Andersen with a copy of the foregoing disclosures in June 2002 and attached as Exhibit 16 to the Company’s Form 8-K filed on June 20, 2002, a copy of Arthur Andersen’s response letter, dated June 19, 2002, stating its agreement with such statements.

New Independent Accounts

      Effective June 18, 2002, the Company retained PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ended December 31, 2002. During the fiscal years ended December 31, 2001 and December 31, 2000 and through June 18, 2002, the Company did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in items 304(a)(2)(i) and (ii) of Regulation S-K.

Principal Accountant’s Fees and Services

      During fiscal year 2003, the Company retained its principal auditor, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts.

Audit Fees

      The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2002 and December 31, 2003, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for those fiscal years were $103,400 and $103,400, respectively.

Audit Related Fees

      PricewaterhouseCoopers LLP performed audit related professional services as follows:

	2003	2002

Audit of Benefit Plans	$18,000	$18,000
Preparation of Form 5500’s	6,500	6,500
Audit of Unionville Water Company Acquisition	—	4,855
Letter of Inclusion for Debt Issuance	4,000	—

Total	$28,500	$21,355

Tax Fees

      PricewaterhouseCoopers LLP also provided tax advice in 2003 and the additional fee for such service was $5,000. No such fees were incurred in 2002.

All Other Fees

	2003	2002

Out of Pocket Fees	$6,600	$8,563

      In accordance with its charter, the Audit Committee pre-approved all non-audit fees for 2003 listed above.

      Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting of Shareholders, will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

      THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL (2).

PROPOSAL (3) — AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

General

      At the present time, the Company’s Amended and Restated Certificate of Incorporation authorizes 15,000,000 shares of Common Stock. As of March 1, 2004, the outstanding number of shares of Common Stock was 7,924,602. In addition, there are currently 345,285 shares granted as stock options, 119,992 shares of which are currently exercisable. The Board of Directors has resolved, subject to the approval by the Company’s shareholders at this Annual Meeting, to further amend the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 to 25,000,000, an increase of 10,000,000 or 60% (the “Amendment”).

      The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Company authorized prior to approval of the proposed Amendment. The voting rights of shares of Common Stock are set forth on Page 1. Holders of Common Stock are also entitled to receive dividends as declared by the Board of Directors. All shares of Common Stock will be, when issued, fully paid and non-assessable.

      Under the Company’s Amended and Restated Certificate of Incorporation, holders of Common Stock have no preemptive rights with respect to any offering by the Company of additional shares of Common Stock or any security convertible into Common Stock. This provision cannot be changed without the vote of holders of a majority of the then outstanding shares of Common Stock. This provision will continue to apply to the additional shares of Common Stock authorized by the proposed Amendment.

      In 1998, the Company’s shareholders were issued rights to purchase fractional shares of a new series of preferred stock (or shares of Common Stock) in the event of certain acquisitions of its Common Stock or in the event of a tender offer for the Company’s stock. Such rights are designed to encourage negotiation of a potential acquisition with the Board of Directors and may have the effect of delaying, deterring, or preventing a takeover of the Company. The authorized but unissued shares of Common Stock would also be available for use in connection with this rights plan, if the Board elects to issue such shares in the event the plan is triggered.

Reasons for the Amendment

      The Board believes it is desirable to have sufficient additional shares of Common Stock available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional authorized shares will afford the Company greater flexibility and will allow such shares to be issued without the expense and delay of a special shareholders’ meeting, except as may be required by law, regulatory authorities, and the Nasdaq Stock Market, Inc. or any other securities exchange on which the Company’s shares may then be listed. For example, the Nasdaq Stock Market currently requires specific shareholder approval as a prerequisite to listing shares in several instances, including an acquisition transaction where the issuance of shares could result in an increase of 20% or more of the number of outstanding shares of Common Stock.

      The additional authorized shares of Common Stock available for issuance may be used for various purposes including, without limitation, stock splits and dividends, raising capital, expanding the Company’s business through strategic acquisitions of other business, and other general corporate purposes. The Board of Directors has, from time to time, considered whether to authorize a split of the Company’s Common Stock. If approved by the shareholders, the adoption of the proposed Amendment would facilitate a stock split. Except in connection with the Company’s Dividend Reinvestment and Common Stock Purchase Plan, its 1994 Performance Stock Program, its 2004 Performance Stock Program, and The Savings Plan of The Connecticut Water Company, and as discussed in the preceding sentences, the Company presently has no arrangements or understandings for the issuance of additional shares of Common Stock.

Text of the Proposed Amendment

      The proposed Amendment will be effected by adoption of the following shareholders’ resolution, which, if approved, will amend the first paragraph of Article FOURTH of the Company’s Amended and Restated Certificate of Incorporation to read as follows:

Resolved: That the Company is authorized to increase the authorized common stock of the Company, without par value, from 15,000,000 shares and that the Company’s Amended and Restated Certificate of Incorporation be further amended so that, as further amended, the first paragraph of Article FOURTH shall read in its entirety as follows:

Fourth: The amount of the capital stock of the Company hereby authorized is (a) $300,000 divided in 15,000 shares of Cumulative Preferred Stock of the par value of $20 each, (b) $800,000, divided into 50,000 shares of Cumulative Preferred Stock of the par value of $16 each, (c) $10,000,000 divided into 400,000 shares of Cumulative Preferred Stock of the par value of $25 each, (d) 25,000,000 shares of Common Stock without par value, and 1,000,000 shares of Preference Stock, $1 par value.

Potential Anti-Takeover Effect of Authorized Securities

      The increase in the authorized shares of Common Stock may have certain anti-takeover effects that may be advantageous to management if management attempts to prevent or delay a change in control of the Company. For example, such additional shares could be used by the Board of Directors to dilute the stock ownership of persons seeking to obtain control of the Company, thereby possibly discouraging or deterring a non-negotiated attempt to obtain control of the Company and making removal of incumbent management more difficult.

      The Amendment, however, is not a result of, nor does the Board of Directors have knowledge of, any effort to accumulate capital stock of the Company or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to the Board of Directors or otherwise, and the Amendment is not being presented with the intent that it be utilized as a type of anti-takeover device. Moreover, the Board of Directors does not currently intend to propose additional anti-takeover measures in the foreseeable future.

Vote Required for Approval of the Proposed Amendment

      The proposal to amend the Company’s Amended and Restated Certificate of Incorporation will require the affirmative vote of a majority of the voting power represented by all of the Company’s issued and outstanding shares of Common and Preferred Stock entitled to vote at the Meeting. Proxies solicited by management for which no specific direction is included will be voted “FOR” the Amendment. If the proposal to increase our authorized Common Stock is approved by the shareholders, the Company will amend its Amended and Restated Certificate of Incorporation in order to effect the increase in the number of authorized Common Stock.

      THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL (3).

PROPOSAL (4) — APPROVAL AND ADOPTION OF THE CONNECTICUT WATER SERVICE, INC. 2004 PERFORMANCE STOCK PROGRAM

Background

      For the purpose of aiding the Company and its subsidiaries in attracting, retaining and motivating personnel and encouraging stock ownership by employees, the Company has maintained some form of stock option plan for employees since 1991. The Company’s current equity compensation program, known as the “Connecticut Water Service, Inc. Performance Stock Program” (the “1994 Program”), was originally adopted in 1994 and further amended on April 23, 1999 and April 26, 2002.

      There are currently 700,000 shares of our Common Stock authorized for issuance under the 1994 Program (as adjusted to reflect the 3-for-2 stock split of the Common Stock effective on September 10, 2001). As of

March 1, 2004, 465,314 shares have already been granted or reserved in connection with Awards under the 1994 Program, with 234,686 shares remaining. However, no such additional shares will be the subject of Awards under the 1994 Program. The 1994 Program will expire on April 22, 2004, after which date no additional Awards may be made under the 1994 Program. The 1994 Program will, however, continue in effect until all matters relating to the payment of Awards previously granted thereunder have been settled.

      Because of the expiration of the 1994 Program, the Board carefully considered the need to replace the 1994 Program with a new equity compensation program. Accordingly, the Board approved the 2004 Program at a regular meeting held on January 7, 2004. The Board believes the 2004 Program should be adopted by the shareholders in order to enable the Company to provide stock-based Awards to employees, officers, directors and consultants who have been responsible for the Company’s financial success and who will help meet the Company’s goals in the future. This Proposal No. 4, if approved by the shareholders, would authorize the adoption and operation of the 2004 Program.

      Set forth below is a summary of the material features of the 2004 Program. The summary below does not purport to be complete and is subject in all respects to the applicable provisions of the 2004 Program, a copy of which is attached hereto as Appendix A.

Differences Between the 1994 Program and the 2004 Program

      The 2004 Program is substantially similar to the 1994 Program. In addition, the 2004 Program includes provisions that:

•	permit the Compensation Committee to grant Awards (other than incentive stock options) to the Company’s non-employee directors and consultants, if and when the Committee determines the grant of such Awards to be appropriate.

•	permit the Committee to, after a completed merger or acquisition involving another company with its own equity compensation plan, terminate that company’s plan and cancel outstanding awards made thereunder and substitute therefore replacement Awards under the 2004 Program.

•	authorize participants holding non-qualified stock options, at the discretion of the Committee, to elect to defer the issuance of shares upon the exercise of one or more non-qualified stock options for tax planning purposes.

•	authorize the Committee to permit participants to exercise options by means of “cashless exercise” procedures approved by the Committee.

•	establish the “default” vesting period for stock option grants (which may be varied at the discretion of the Committee) as four equal annual installments (i.e., options vest ratably over a four year period beginning on the first anniversary date of the grant).

•	expand the types of amendments to the 2004 Program that require shareholder approval prior to implementation.

General

      The 2004 Program will provide for an aggregate of up to 700,000 shares of Common Stock of the Company to be issued as awards of stock options, shares of restricted stock or awards of performance share or performance cash units (each, an “Award”). The value of one share of the Company’s Common Stock as quoted on the NASDAQ national market system was $28.95 on March 1, 2004. No single individual may receive Awards for more than 150,000 shares under the 2004 Program. The number of employees, officers, directors, and consultants currently eligible for Awards is approximately eighteen (18). Authorized but previously unissued shares, treasury shares and shares forfeited under the 2004 Program may be issued under the 2004 Program up to the maximum aggregate limit.

Administration by the Compensation Committee

      The 2004 Program will be administered by the Compensation Committee of the Board of Directors, consisting of at least two members of the Board (the “Compensation Committee”). The Compensation Committee will be comprised of at least two directors of the Company who shall qualify as independent directors under the listing standards of the Nasdaq Stock Market, Inc. and other applicable standards. The Compensation Committee will have the general authority to interpret the provisions of the 2004 Program and adopt such rules as it deems necessary or desirable for the administration of the 2004 Program. Its further functions will involve such matters as the selection of employees, officers, directors, and consultants who will participate in the Program subject to the terms of the Program and the determination of the size, type, and terms of Awards made under the Program to such persons.

      The granting of Awards pursuant to the Program is discretionary with the Compensation Committee, and nothing in the Program may be deemed to give any employee the right to participate in the Program or receive Awards thereunder. The granting of Awards to any employee does not impose upon the Company any obligation to employ or continue to employ the employee. In addition, the right of the Company to terminate the employment of any employee is not diminished by reason of the fact that an Award has been granted to such person. Each Award granted under the Program will be embodied in a written Award agreement.

Non-Qualified and Incentive Stock Options

      General. The Compensation Committee may designate options as either non-qualified stock options (i.e., options not entitled to special tax benefits under the Internal Revenue Code of 1986, as amended (the “Code”)) or incentive stock options pursuant to Section 422 of the Code. See “Federal Income Tax Consequences”. The Compensation Committee is prohibited from exercising its discretion and authority in a manner so as to disqualify under Section 422 of the Code either the 2004 Program or a grant of incentive stock options made under the 2004 Program (without the consent of the holder thereof). Incentive stock options may only be awarded to full-time, salaried employees of the Company or one of its majority-owned subsidiaries.

      Grant of Options. Options must be issued at an option price no less than the fair market value of the Company’s Common Stock on the date of the grant (110% of fair market value in the case of incentive stock options granted to 10% shareholders). Subject to the foregoing, the price of the shares subject to each option is set by the Compensation Committee.

      Prohibition Against Repricing. The 2004 Program provides that the exercise price of an outstanding Option granted under the 2004 Program may not be decreased after the date of grant nor may an outstanding option granted under the 2004 Program be surrendered to the Company as consideration for the grant of a new option with a lower exercise price.

      Vesting of Options. Except as may be otherwise established by the Compensation Committee on the date of grant, options awarded under the 2004 Program will become exercisable with respect to 25% of the shares subject to the option in equal annual installments, beginning on the first anniversary of the date of the grant of the Option and ratably over the following three anniversaries of such date, such that the option shall be fully exercisable after the fourth (4th) anniversary of the date of the grant thereof.

      Exercise of Options. The exercise of options granted under the Program is subject to terms and conditions set by the Compensation Committee and set forth in the agreement evidencing the option. The purchase price for the shares acquired upon exercise of the option may be paid (i) in cash, or by certified, bank or personal check, or, (ii) at the discretion of the Committee (A) by delivery of one or more stock certificates evidencing other shares of the Company with a fair market value on the date of exercise equal to the option price, (B) by an election to make a “cashless exercise” through a registered broker-dealer pursuant to procedures approved by the Committee from time to time, or (C) delivery of shares of the Company otherwise receivable upon exercise of the option with a fair market value on the date of exercise equal to the option price, or (iii) by a combination of one or more of the methods described in this sentence. The date of expiration of the option is fixed by the

Committee, but in the case of incentive stock options, may not be longer than ten years from the date of the grant (five years in the case of 10% shareholders).

      Other Provisions. All incentive stock options will terminate on the earlier of the expiration date or one year following termination of employment due to disability or death. Upon termination of employment for any reason other than disability or death, all options will expire on the earlier of their expiration date or ninety days following termination of employment. Non-qualified stock options may be subject to the same provisions with respect to termination, or may contain such other provisions as the Compensation Committee determines. The Committee may, in its discretion, offer to repurchase options in extraordinary circumstances, upon such terms and conditions as the Compensation Committee may establish and communicate to the holders thereof. Options are not transferable or assignable other than by will or the laws of descent and distribution and are exercisable during the participant’s lifetime only by the participant, except that the Compensation Committee may, in its sole discretion, allow for transfers of Awards (other than incentive stock options) to other persons or entities.

Restricted Stock

      An Award of a share of restricted stock is an Award to a participant of a share of the Common Stock of the Company generally conditioned upon the attainment of performance goals established by the Compensation Committee for the performance period to which the Award relates and the continued employment of the participant with the Company or a majority-owned subsidiary of the Company through the end of the performance period. During the performance period, the participant has all of the rights of a shareholder of the Company, including the right to vote and receive dividends, except that the participant shall not have custody of the shares of Common Stock nor the right to transfer ownership of the shares during the performance period.

      Generally, a participant’s termination of employment prior to the end of the relevant performance period results in forfeiture of an Award of restricted stock, although the Compensation Committee is authorized to determine that all or any portion of the Award shall not be forfeited. If a portion of a restricted stock award is forfeited, the non-forfeited portion is reduced by the amount of any dividends previously paid to the participant with respect to the forfeited portion.

      A participant may elect, by written form provided to the Compensation Committee no later than December 24th of the year prior to the year in which an Award of restricted stock is made to have such award made in the form of performance shares instead, as described below.

Performance Share or Performance Cash Units

      The Compensation Committee may establish performance programs and grant Awards of performance share or performance cash units pursuant to such programs. The Compensation Committee will establish performance goals and a schedule relating to such goals to determine the performance Awards to be granted to participants. At the completion of a performance Award period, the Compensation Committee will determine the award to be made to each participant by multiplying the number of performance units granted to each participant by a performance factor representing the degree of attainment of the performance goals.

      Performance share units will generally be paid in the form of Common Stock and performance cash units will be paid in cash, provided that the Compensation Committee may pay performance share units in the form of cash at the request of a participant. Payments of performance Awards will be made as soon as practicable after the end of an Award period, provided that participants may instead elect, by filing a written form with the Compensation Committee by December 24th of the year prior to which an Award is made to have such Award credited to a performance share account instead (with performance cash units being converted to performance share units at their current fair market value). Such account will be a bookkeeping account, which will be credited with the performance shares earned, as well as the equivalent (in additional performance share units) of any dividends that would be payable on Common Stock, and will be paid in the form of Common Stock upon the termination of a participant’s employment, unless the participant elects to have payment occur on another date by a written election filed with the Compensation Committee at least one year prior to the date on which the payment would otherwise occur. However, in the event of a participant’s disability or death, the participant or the participant’s beneficiary will be entitled to receive an immediate payment with respect to the entire performance account.

      Participants who have elected to have performance accounts established for them will also be able to receive payments from such accounts earlier than elected in the event they suffer an unforeseeable financial emergency (defined by reference to the Code), as determined in the sole discretion of the Compensation Committee. They may also elect to receive early payments if they agree to forfeit ten percent of the amount of such payment.

Change-in-Control

      In the event of a change-in-control of the Company, as defined in the 2004 Program, all Awards will become fully vested, and all stock options will become immediately exercisable in full.

Amendment, Suspension, and Termination of the Program

      The Board may amend, suspend or discontinue the 2004 Program, provided that the Board may not take any action which would cause the 2004 Program not to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or Section 422 of the Code, or any successor rules or statutes. In addition, the Board may not take any of the following actions without shareholder approval: (a) repealing the prohibition against repricing; (b) expanding the types of persons eligible to receive Awards; (c) increasing the aggregate number of shares of Common Stock reserved and available for issuance under the 2004 Program; (d) increasing the 150,000 per person individual share limitation; (e) decreasing the exercise price of options to any amount lower than 100% of the Common Stock’s fair market value on the date of the Award; (f) extending the maximum term of an option; or (g) extending the duration of the 2004 Program beyond April 23, 2014.

      The 2004 Program will terminate upon the latest to occur of (i) adoption by the Board of a resolution terminating the 2004 Program, (ii) the award and vesting of the maximum aggregate number of shares of Common Stock available under the 2004 Program, or (iii) April 23, 2014.

Effectiveness of the Program

      The proposed 2004 Program shall become effective as of April 23, 2004, if approved by the shareholders of the Company.

Federal Income Tax Consequences

      Non-Qualified Stock Options. Holders of non-qualified stock options do not realize income as a result of the grant of the non-qualified stock options, but normally realize compensation income taxable at ordinary income rates upon the exercise of a non-qualified stock option, to the extent that the fair market value of the shares on the date of the exercise of the non-qualified stock options exceeds the option exercise price paid. The Company will be entitled to a tax deduction in an amount equal to the amount that the optionee is required to include in ordinary income at the time of such inclusion and will be required to withhold taxes on such ordinary income. The optionee’s initial tax basis for shares acquired upon the exercise of a non-qualified stock option will be the option exercise price paid plus the amount of ordinary income realized by the optionee. Any appreciation in the value of such shares subsequent to the date such ordinary income is recognized will qualify for long-term capital gains treatment if held for more than 12 months.

      Incentive Stock Options. Holders of incentive stock options will not be considered to have received taxable income upon either the grant of an incentive stock option or its exercise. Upon the sale or other taxable disposition of the shares of the Common Stock so acquired, long-term capital gain normally will be recognized in the full amount of the difference between the amount realized upon such disposition and the option exercise price if no disposition of the shares has taken place within either (a) two years from the date of grant of the incentive stock option or (b) one year from the date of transfer of the shares of the Common Stock to the optionee upon exercise. If the shares of the Common Stock are sold or otherwise disposed of before the end of the one-year or two-year periods, the difference between the incentive stock option exercise price and the fair market value of the shares of the Common Stock on the date of the incentive stock option’s exercise will be taxed as ordinary income; the balance of the gain, if any, will be taxed as capital gain. If the shares of the Common Stock are disposed of before the expiration of the one-year or two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee’s ordinary income is limited to the amount realized less the option exercise price paid. The Company will be entitled to a tax deduction in regard to an incentive stock option only to the extent the optionee has ordinary income upon sale or other disposition of the shares of the Common Stock.

      If an optionee transfers shares of the Common Stock acquired upon the exercise of an incentive stock option to acquire other shares of the Common Stock in connection with the exercise of another incentive stock option, the optionee will recognize income on the transaction if the transferred shares have not been held for the required holding periods.

      The difference between the fair market value of the Common Stock on the exercise date and the exercise price of an incentive stock option is deemed to be a “tax preference” under the alternative minimum tax rules of the Code.

      Restricted Stock. A recipient of restricted stock will recognize as additional compensation taxable as ordinary income for federal income tax purposes an amount equal to the fair market value of the stock at the time of the lapse of restrictions on the stock plus the amount of any dividends or other distributions not previously received and recognized as additional compensation with respect to such stock, unless the recipient makes an election to include such award in ordinary income at the time of award. When a participant disposes of shares of Common Stock acquired under the 2004 Program, any amount received in excess of the value of the shares of Common Stock on which the participant was previously taxed will be treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount received is less than that value, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.

      The Company is entitled to claim a federal income tax deduction in the same amount and at the same time as the recipient recognizes ordinary income.

      Performance Share and Cash Units. A participant who receives a performance share or performance cash unit will recognize ordinary compensation income when paid the performance share (in an amount equal to the fair market value of the share when paid) or performance cash. Participants who elect to have performance share or performance cash units deferred in a performance share account, will delay taxability until amounts are paid with respect to such accounts. The Company will recognize a deduction when and in the amount that participants recognize ordinary income.

      When a participant disposes of shares of Common Stock acquired as a performance share, or attributable to a performance share account, any amount received in excess of the value of the shares of Common Stock on which the participant was previously taxed will be treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount received is less than that value, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.

Prohibition Against Loans

      The Company may not, directly or indirectly, extend any credit, or arrange for the extension of any credit, in the form of a personal loan to any participant for the purpose of obtaining the benefit of any award under the 2004 Program.

New Plan Benefits

      No awards will be granted under the Company’s 2004 Program prior to its approval by the shareholders of the Company at this Annual Meeting. All grants under the 2004 Program will be made at the discretion of the Committee and, accordingly, are not yet determinable. The value of any benefits awarded under the 2004 Program will depend on a number of factors, including the fair market value of the Common Stock on future dates and the exercise decisions made by the recipients of performance or other Awards. As a result, it is not possible to determine the benefits or amounts that might be received by participants receiving awards under the 2004 Program.

Vote Required for Approval of the 2004 Program

      Proposal (4) regarding the adoption of the 2004 Program will be approved if the votes cast at the meeting favoring approval and adoption of the 2004 Program exceed the votes cast opposing such approval and adoption.

      THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL (4)

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

      The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options and awards under all of the Company’s existing equity compensation plans as of December 31, 2003. The table also includes information about the Company’s other equity compensation plans previously adopted without shareholder approval.

		Weighted Average	Number of Securities
	Number of Securities to	Exercise Price of	Remaining Available for
	be Issued Upon	Outstanding	Issuance Under Equity
	Exercise of Outstanding	Options,	Compensation Plans
	Options, Warrants and	Warrants, and	(Excluding Securities
Plan Category	Rights(a)	Rights	Reflected in Column(a))

Equity compensation plans approved by security holders(1)	251,835	$22.85	234,686
Equity compensation plans not approved by security holders(2)	—	N/A	1,070,541 (3)

Total	251,835	$22.85	1,305,227

(1)	Includes the Company’s 1994 Performance Stock Program, amended and restated as of April 26, 2002.

(2)	Includes the Dividend Reinvestment and Common Stock Purchase Plan (DRIP), amended and restated as of November 15, 2001. Under the plan, customers and employees of the Company and holders of Common Stock who elect to participate may automatically reinvest all or specified percentages of their dividends in additional shares of Common Stock and may also make optional cash payments of up to $1,000 per month to purchase additional shares of Common Stock. The Company may issue shares directly to the Plan’s agent in order to meet the requirements of the Plan, or may direct the agent administering the Plan on the Company’s behalf to buy the shares on the open market at its discretion. 1,500,00 shares have been registered with the Securities and Exchange Commission for that purpose. Under the Plan, 786,306 shares have been issued by the Company as of December 31, 2003. Since the third quarter of 1996 to December 31, 2003, the Plan’s agent has been buying shares on the open market. Beginning January 1, 2004, the Plan’s agent credits Plan participants with shares issued by the Company from the DRIP reserve.

(3)	Revised to reflect all shares previously reserved by the Company’s Board of Directors and shares resulting from the Company’s 2001 3-for-2 stock split.

Management Compensation

      The following tabulation sets forth the total compensation paid by the Company and The Connecticut Water Company during 2003, 2002, and 2001 to each of the executive officers, including the Chief Executive Officer of the Company, receiving more than $100,000 aggregate compensation in 2003. The Company has no employees. All officers are employees of The Connecticut Water Company and all of their compensation is paid by The Connecticut Water Company.

SUMMARY COMPENSATION TABLE

						Long-Term Compensation
		Annual Compensation
						Restricted	Securities
					Other Annual	Stock	Underlying
Name & Principal					Compensation	Awards	Options	Cash	All Other
Position	Year	Salary ($)		Bonus ($)	($)(1)	($)(2)	(#)(3)	Units ($)	Compensation(4)

Marshall T. Chiaraluce,	2003	323,000	(5)	—	4,000	89,558	10,763	—	4,168
Chairman, President/	2002	296,550	(5)	—	4,000	60,910	11,718	—	5,255
CEO	2001	280,500	(5)	—	3,400	123,493	9,212	—	3,652
David C. Benoit,	2003	170,000		—	3,400	12,049	5,209	43,859	4,374
VP-Finance/ CFO	2002	168,000		—	3,360	30,868	5,671	21,500	4,411
	2001	160,000		—	3,200	14,148	5,054	30,984	2,930
James R. McQueen,	2003	163,000		—	3,260	26,564	4,593	24,172	4,810
VP, Engineering &	2002	156,500		—	3,130	25,598	5,001	4,993	5,977
Planning	2001	150,500		—	3,010	31,219	4,456	13,770	3,980
Terrance P. O’Neill,	2003	162,500		—	2,625	13,268	4,593	36,258	—
VP, Operations	2002	157,000		—	3,140	26,948	5,001	16,616	—
	2001	151,000		—	3,020	15,588	4,456	25,071	—
Maureen P. Westbrook,	2003	170,000		—	3,400	32,517	4,593	14,503	1,079
VP, Administration &	2002	159,000		—	3,180	26,140	5,001	9,628	777
Government Affairs	2001	153,000		—	3,060	18,708	4,456	22,818	468

(1)	Employer matching contributions under The Savings Plan of the Connecticut Water Company (401(k)).

(2)	The values shown in the table above are based on shares actually earned in the given year, valued at the closing market price of the Company’s common stock on the date vested: shares earned in 2003 vested on February 11, 2004; shares earned in 2002 vested on February 12, 2003, shares earned in 2001 vested on February 13, 2002. The value of the full number of shares of restricted stock and cash units initially allocated to Messrs. Chiaraluce, Benoit, McQueen, and O’Neill and Ms. Westbrook was $135,937, $54,824, $48,344, $48,344, and $48,344 respectively in 2003; $115,853, $52,970, $46,709, $46,709, and $46,709 respectively in 2002; $111,943, $51,178, $45,130, $45,130, $45,130, respectively in 2001. Pursuant to the Company’s Amended and Restated Performance Stock Program, Messrs. Chiaraluce, Benoit, and McQueen, and O’Neill, and Ms. Westbrook elected to defer 100%, 20%, 50%, 25% and 50% respectively for 2003, 2002 and 2001 awards. At December 31, 2003 and prior to partial vesting (due to meeting some but not all performance goals) on February 11, 2004, Mr. Chiaraluce owned 5,273 shares of restricted performance stock with an aggregate value of $145,798; Mr. Benoit owned 425 shares of restricted performance stock with an aggregate value of $11,751; Mr. McQueen owned 937 shares of restricted performance stock with an aggregate value of $25,908; Mr. O’Neill owned 468 shares of restricted performance stock with an aggregate value of $12,940; and Ms. Westbrook owned 937 shares of performance stock and 375 shares of restricted stock with an aggregate value of $36,277. Dividends are paid on restricted stock.

(3)	The amounts shown represent stock options granted in each listed year.

(4)	The amounts shown in the table represent the above-market portion of the interest accrued on the balances of the deferred compensation accounts maintained by the Company for each of Messrs. Chiaraluce, Benoit, and McQueen and Ms. Westbrook pursuant to the non-qualified salary deferral agreements entered into by the Company and each of such officers.

(5)	This amount includes Mr. Chiaraluce’s fees as a director of the Company.

Option Grants in Last Fiscal Year

      The following table shows certain information regarding stock options granted under the Company’s Performance Stock Program to the individuals named in the Summary Compensation Table during the fiscal year ended December 31, 2003.

					Potential Realizable
					Value? at Assumed
		% of Total			Annual Rates of Stock
	Number of	Options			Price Appreciation for
	Securities	Granted to			10-Year Option
	Underlying	Employees	Exercise		Term(2)
	Options	in Fiscal	Price	Expiration
	Granted (#)	Year	($/Share)	Date(1)	5% ($)	10% ($)

Marshall T Chiaraluce	10,763	29.85	29.05	12/03/13	192,689	492,027
David C. Benoit	5,209	14.45	29.05	12/03/13	93,256	238,127
James R. McQueen	4,593	12.74	29.05	12/03/08	35,544	79,794
Terrance P. O’Neill	4,593	12.74	29.05	12/03/13	82,228	209,967
Maureen P. Westbrook	4,593	12.74	29.05	12/03/13	82,228	209,967

(1)	The year 2003 options vest ratably over four years on the anniversary date of the grant for Messrs. Chiaraluce, Benoit, and O’Neill and Ms. Westbrook. Mr. McQueen’s options expiration has been accelerated due to his planned retirement in 2004.

(2)	The dollar amounts under these columns are the result of calculations assuming 5 percent and 10 percent growth rates as set by the Securities and Exchange Commission and, therefore, are not intended to forecast future price appreciation, if any, of the Company’s Common Stock. The “realizable value” is based upon 10 years of appreciation.

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Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth certain information with respect to the individuals named in the Summary Compensation Table regarding options held as of December 31, 2003.

			Number of Securities	Value of Unexercised In-
	Shares		Underlying Unexercised	The Money Options at
	Acquired		Options at Fiscal Year	Fiscal Year-End ($)(1)
	on	Value	End (#) Exercisable/	Exercisable/
Name	Exercise	Realized ($)	Unexercisable	Unexercisable

Marshall T. Chiaraluce	—	—	52,443/37,770	408,045/144,973
David C. Benoit	—	—	15,040/19,050	92,648/73,110
James R. McQueen	6,584	45,543	7,035/17,158	24,795/69,129
Terrance P. O’Neill	3,100	31,985	10,611/17,156	47,306/69,110
Maureen P. Westbrook	3,029	32,661	19,260/17,157	120,000/69,116

(1)	Based on the average of the high and low fair market value of the Company’s Common Stock as of December 31, 2003 ($27.80), less the exercise price of the option.

Retirement Plans

      All employees and officers of The Connecticut Water Company are entitled to participate in The Connecticut Water Company Employees’ Retirement Plan (the “Retirement Plan”), a non-contributory, qualified defined benefit plan. Retirement benefits are based on years of credited service and average annual earnings, which is defined to mean the highest average regular basic compensation received by an individual from the Company and The Connecticut Water Company during any 60 consecutive months. Retirement benefits under the Retirement Plan are not reduced by employees’ Social Security benefits. Contributions, which are actuarially determined, are made to the Retirement Plan by The Connecticut Water Company for the benefit of all employees covered by the Retirement Plan.

      The Internal Revenue Code of 1986, as amended (the “IRC”), imposes limits upon the amount of compensation that may be used in calculating retirement benefits and the maximum annual benefit that can be paid to a participant from a tax-qualified benefit plan. These limits affect the benefit calculation for certain individuals and effectively reduce their benefits under the Retirement Plan. In order to supplement Retirement Plan benefits, The Connecticut Water Company has entered into individual supplemental executive retirement agreements with certain executives, including all of the current executive officers named in the Summary Compensation Table. If the executive meets the age and any applicable service requirements under such an agreement, the annual retirement benefit payable will be equal to 60% of average annual earnings, as defined under the Retirement Plan but without the IRC compensation limit, offset by his or her benefit payable under the Retirement Plan. As of December 31, 2003, the estimated years of credited service under the Retirement Plan for Messrs. Chiaraluce, Benoit, McQueen, and O’Neill were 12, 8, 38 and 23, respectively, and for Ms. Westbrook 15 years.

      In the case of each of Mr. Chiaraluce and Mr. Benoit, the annual benefit amounts are reduced by benefits payable under the retirement plan of a prior employer. Mr. Chiaraluce’s supplemental executive retirement agreement provides an early retirement benefit if Mr. Chiaraluce retires from service to the Company at any age between 55 and 65. As of December 31, 2003, Mr. Chiaraluce was 61 years of age and thus had satisfied the age requirement necessary to entitle him to the payment of this benefit upon his retirement. If he had retired as of such date, Mr. Chiaraluce would have been entitled to a benefit of approximately $86,200 under his agreement.

      In December 2003, the Supplemental Executive Retirement Agreements of Messrs. Benoit, Chiaraluce, McQueen and O’Neill and Ms. Westbrook were amended to include in the definition of “Average Earnings”, for individuals retiring on or after age 62, the value of Performance Share Units, Performance Cash Units, and Restricted Stock awarded to such Executives under the Company’s Performance Stock Program. Also, the agreements between the Company and Mr. Benoit and Ms. Westbrook have been further amended to permit early retirement upon or after attainment of age 55 and prior to attainment of age 65, to align their agreements with those for Messrs. Chiaraluce, McQueen, and O’Neill.

      Examples of the annual benefit payable under the Retirement Plan and the supplemental executive retirement agreements, based on a straight life annuity, are presented in the table below.

Highest Average Annual Compensation
During 60 Consecutive Months	Annual Benefit

$100,000	$60,000
125,000	75,000
160,000	96,000
170,000	102,000
200,000	120,000
225,000	135,000
250,000	150,000
275,000	165,000
300,000	180,000

Employment Contracts, Change-in-Control, and Termination Arrangements

      During May 2001, the Company and The Connecticut Water Company entered into Amended and Restated Employment agreements with Messrs. Chiaraluce, Benoit, McQueen and O’Neill and Ms. Westbrook. The intent of the agreements is to ensure continuity in the management of the Company in the event of a change in control of the Company. The agreements do not become effective until a change in control occurs (the “Effective Date”). A Change in Control is deemed to occur when (i) any person, other than the Company, The Connecticut Water Company or any employee benefit plan sponsored by the Company or The Connecticut Water Company, becomes the beneficial owner, directly or indirectly, of twenty (20%) percent or more of the common stock of the Company or The Connecticut Water Company; (ii) the stockholders of the Company or The Connecticut Water Company approve (A) any consolidation or merger of the Company or The Connecticut Water Company in which the Company or The Connecticut Water Company is not the continuing or surviving corporation (other than a consolidation or merger of the Company or The Connecticut Water Company in which holders of the common stock of the Company or The Connecticut Water Company have the same proportionate ownership of common stock of the surviving corporation) or pursuant to which the common stock of the Company or The Connecticut Water Company would be converted into cash, securities or other property, or (B) any sale, lease, exchange or other transfer of all or substantially all the assets of the Company or The Connecticut Water Company; (iii) there is a change in the majority of the Board of Directors of the Company or The Connecticut Water Company during a 24-month period, or (iv) the Board adopts a resolution to the effect that a change in control has occurred.

      As of the Effective Date, The Connecticut Water Company agrees to employ the executives for a continuously renewing three-year period commencing on the Effective Date. Compensation under the agreements is paid by The Connecticut Water Company and consists of (i) base salary, (ii) annual bonus, (iii) participation in incentive, savings and retirement plans and welfare plans applicable to executive employees, (iv) fringe benefits, (v) an office and support staff, and (vi) if the executive is employed on the date the Board approves a consolidation, merger, transfer of assets or other transaction described in clause (ii) of the definition of Change in Control above, a stay-on bonus equal to the executive’s then-current base salary, plus an amount equal to the target bonus under the “Officers Incentive Program” for the year in which such date occurs, payable in a lump sum, provided the executive is employed on the fifth day following the closing of such transaction. The stay-on bonus is also payable if the executive’s employment is terminated following such approval but prior to the fifth day following the closing of such transaction by the employer for any reason other than for cause, death or attainment of age 65, or if employment is terminated because of the executive’s disability or if the executive voluntarily terminates employment prior to such date for good reason.

      If the executive’s employment is terminated for cause or by reason of the executive’s death or attainment of age 65 or voluntarily by the executive other than for good reason, the obligations of The Connecticut Water Company under the agreements cease and the executive forfeits all rights to receive any compensation or other benefits under the agreement except compensation or benefits accrued or earned and vested by the executive as of the date of termination, including base salary through the date of termination and benefits payable under the terms of any qualified or nonqualified retirement or deferred compensation plans maintained by The Connecticut Water Company; provided, that if the executive’s employment is terminated by reason of the executive’s death, in addition to the preceding and any other death benefits which may become payable, base salary continues to be paid at the then current rate for a period of six months to the executive’s beneficiary or estate.

      If the executive’s employment is terminated for any reason other than cause, death or attainment of age 65, or if the executive’s employment is terminated by reason of the executive’s disability, or if the executive voluntarily terminates employment for good reason, the obligations of The Connecticut Water Company are, in addition to the stay-on bonus described above, payment or provision of: (i) a lump-sum payment in consideration of the executive’s covenants regarding confidential information and non-competition (the “Covenants”), in an amount determined by an independent expert to be the reasonable value of such Covenants as the termination date (the “Covenant Value”), but in no event greater than the aggregate value of the benefits provided in subparagraphs (ii) — (ix) below (the “Termination Benefits”); such Termination Benefits are to be offset by the Covenant Value, provided, however, that the executive may elect to receive any Termination Benefit that would be so offset, but in such event the Covenant Value will be reduced by the value of such Termination Benefit; (ii) an amount equal to three times the base salary of the executive plus three times the target bonus for the executive under the Officers Incentive Program for the year in which termination occurs, reduced by any amount payable under any applicable severance plan, payable over the three years following termination; (iii) the value of the aggregate amounts that would have been contributed on behalf of the executive under any qualified defined contribution retirement plan(s) then in effect, plus estimated earnings thereon had the executive continued to participate in such plan(s) for an additional three years; (iv) an amount equal to the difference between benefits which would have been payable to the executive under any deferred compensation agreement had the executive continued in the employ of The Connecticut Water Company for an additional three years and the benefits actually payable; (v) additional retirement benefits equal to the present value of the difference between the annual pension benefits that would have been payable to the executive under The Connecticut Water Company’s qualified defined benefit retirement plan and under any nonqualified supplemental executive retirement plan covering the executive had the executive continued to participate in such plan(s) for an additional three years and the benefits actually payable; (vi) if the executive’s employment is terminated by reason of disability, disability benefits at least equal to the most favorable of those provided by The Connecticut Water Company or the Company; (vii) all life, health, disability and similar welfare benefit plans and programs of The Connecticut Water Company for a period of three years, plus three additional years of credit for purposes of determining eligibility to participate in any such plan for retirees; (viii) three additional years of all other perquisites as the executive was receiving at the date of termination; and (ix) outplacement services for one year.

      In addition to the above, the executive will become fully vested in any form of non-cash compensation previously granted, such as previously-granted stock options, awards of shares of restricted stock, and performance share awards.

      In the event that any payment or benefit received or to be received by the executive under the agreement would be an “excess parachute payment”, as defined in IRC Section 280G, and subject to the federal excise tax imposed by IRC Section 4999, then a “gross-up payment” will be made to the executive in the event that the benefits payable to the Executive under the Agreement are subject to the excise tax on excess parachute payments. The gross-up payment would compensate the executive for the initial twenty percent (20%) excise tax payable on their excess parachute payments plus the income and excise taxes then becoming payable on the gross-up payment. As a result of the gross-up payment, the executive will receive an after-tax amount equal to the amount the executive would have received under the agreement had no excise tax been payable.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for determining executive compensation and administering the Company’s 1994 and 2004 Performance Stock Programs.

Executive Compensation Principles

      The Company’s executive compensation plan is designed to align executive compensation with the Company’s and/or The Connecticut Water Company’s strategic business planning, which includes management initiatives and business financial performance. Through this process the Compensation Committee has established a program to:

•	Attract and retain key executives critical to the long-term success of the Company.

•	Reward executives for the accomplishment of strategic goals which reflect customer service and satisfaction as well as the enhancement of shareholder value.

•	Integrate compensation programs with both The Connecticut Water Company’s annual performance review and the Company’s and/or The Connecticut Water Company’s strategic planning and measuring processes.

•	Support a performance-oriented environment that rewards performance with respect to overall performance goals and performance on individual goals for each participant in the plan.

Executive Compensation Program

      The Company’s Compensation Program in 2003 consisted of three components: base salary, annual incentive compensation, and stock options. The annual compensation consists of a base salary and incentive compensation consists of any Common Stock performance shares, restricted shares, and cash units awarded through the 1994 Amended and Restated Performance Stock Program (the “1994 Program”). The Compensation Committee recommends a salary range and a level of salary for executive officers. The Compensation Committee determines the salary or salary range, incentive compensation and stock options based upon competitive norms from periodic studies of a peer group of other water companies. Actual salary changes are based upon such norms and upon performance. Incentive compensation is historically provided through the Company’s 1994 Program, the Company’s incentive compensation in the future will be provided through the 2004 Program which is described in Proposal (4) on Page 15.(1) The Compensation Committee also reviews and

1	The 1994 Performance Stock Program, Amended and Restated as of April 26, 2002, provides for an aggregate maximum of up to 700,000 shares of Common Stock of the Company to be issued as either stock option grants or awards of restricted stock to eligible employees. An award of a share of restricted stock is an award to a participant of a share of the Common Stock of the Company generally conditioned upon the attainment of performance goals established by the Compensation Committee for the performance period to which the award relates and the continued employment of the participant with the Company or any majority-owned subsidiary of the Company through the end of the performance period. During the performance period, the participant has all of the rights of a shareholder of the Company, including the right to receive dividends, except that the participant does not have custody of the shares of Common Stock nor the right to transfer ownership of the shares during the performance period. Commencing with 1997 awards, the 1994 Program was amended to permit participants to defer income taxation of all or a portion of such restricted stock awards by electing instead to receive “performance shares” at the end of a chosen deferral period. Until the end of the deferral period, a participant holding performance shares has no rights as a shareholder of the Company. However, dividend equivalents are credited to such participant as additional performance shares. Since April 23, 1999, the 1994 Program authorized the Compensation Committee to also issue stock options to eligible employees. To date, options covering 345,285 shares have been issued under the 1994 Program. The 1994 Program will terminate on April 22, 2004, so that no future awards may be made under the 1994 Program.

approves the participation of executive officers of The Connecticut Water Company under the 1994 and 2004 Programs and the granting of stock options under the programs. The Compensation Committee also approves the award value of Performance Stock each year as a percentage of base salary and the basis for judging performance over the following year.

      Each year, the Committee determines the maximum incentive award for each participant, which is generally based on a percentage of the salary range midpoint for the participant. The Committee also establishes corporate and individual performance measures for the chief executive officer and other executive officers based upon strategic priorities for the purpose of determining the percentage of maximum incentive award a participant is entitled to receive. The Committee may also determine the relative weights to be given to corporate and individual goals.

      Performance Stock awards for 1998 were based on whether the Company and/or The Connecticut Water Company had met certain goals based on objective performance criteria and attainment by participants of individual goals. The criteria for the 1999 through 2003 awards were based on The Connecticut Water Company’s customer value rating and water quality measures, the Company’s return on equity, other service and financial measures, and corporate goals.

      Awards granted as annual incentive compensation are payable in restricted shares of the Company’s Common Stock or, at the election of a participant, deferred “performance shares” or performance “cash units”. Any shares awarded are subject to certain transfer restrictions imposed by the Committee. Each executive has a threshold, target, and maximum incentive amount expressed as a percentage of the salary range midpoint. In 2003, these amounts were 15 percent, 30 percent, and 45 percent, respectively, of the salary midpoint for the chief executive officer, and 10 percent, 20 percent and 30 percent, respectively, for the other executive officers. The plan is intended to pay fully competitive annual cash compensation when performance against goals matches the target level. Based on a December 31, 2003 closing price, the Committee awarded $83,152 to Mr. Chiaraluce; $33,536 to Mr. Benoit; and $29,572 to Mr. McQueen; $29,572 to Mr. O’Neill, and $29,572 to Ms. Westbrook. Mr. Chiaraluce elected to receive his award in performance stock only; Mr. Benoit, Mr. McQueen, and Mr. O’Neill elected to receive their awards split between cash and performance stock; and Ms. Westbrook elected to receive her award in cash, restricted stock, and performance stock.

      At the end of each fiscal year, the Committee reviews a management report on results versus goals and meets with the chief executive officer to evaluate the performance of the other executive officers. The Committee also meets in the absence of the chief executive officer to evaluate his performance. This performance, expressed as a percentage with threshold (80%), expected (100%), and maximum probable (120%), is used in the determination of annual restricted stock amounts. The Committee has the authority to modify the mathematical results of applying the terms of the Program when the Committee, exercising sound business judgment, deems it prudent to do so.

      Also under the Company’s 1994 and 2004 Programs, the Committee has the authority to award incentive stock options and/or non-qualified stock options to executive officers and other key employees. The ability to grant a variety of awards enables the Committee to respond to changing strategic, competitive, regulatory, tax, and accounting forces in an efficient manner. Over time and through the use of the grant of awards, the Committee intends to grant options based on competitive norms and achieve the objective of having the executive officers and other senior management become significant shareholders of the Company so that their interests are aligned with the interests of the Company’s other shareholders.

      Executive officers may also participate in the Savings Plan (401(k)) of The Connecticut Water Company, as amended November 2003, and other benefit plans generally available to all levels of salaried employees. Also, executive officers may elect to defer compensation under a non-qualified salary deferral plan.

      Certain executive officers may elect to defer compensation under non-qualified deferred compensation agreements entered into by the Company with each of Mr. Chiaraluce, Mr. Benoit, and Mr. McQueen and Ms. Westbrook (each, a “Deferred Compensation Agreement”). Each Deferred Compensation agreement permits the officer to elect to defer, prior to the beginning of each calendar year, an amount up to 12% of their annual cash salary. Such salary deferral amounts are credited to a deferred compensation account maintained by the Company on behalf of the officer. Amounts deferred to the account are credited with interest paid by the Company on a semi-annual basis at an interest rate equal to Moody’s AAA Corporate Bond Yield Average rate, plus an additional 1 1/2%-3%. Compensation deferred under the Deferred Compensation Agreement, plus all accrued interest, shall be paid to each officer (or to the officer’s designated beneficiary) upon termination of employment by the Company either in the form of an annual annuity payment, or a lump sum payment if determined by the Committee. If the officer is terminated for “cause” as defined in the Deferred Compensation Agreement, the officer shall be entitled only to a return of amount deferred without payment of accrued interest.

Chief Executive Officer Compensation

      The Compensation Committee determined the compensation for 2003 of Mr. Chiaraluce, the Chief Executive Officer (“CEO”), based upon a number of factors and criteria, including a review of the total compensation package of chief executive officers for similar companies of comparable size and capitalization and a review by the Compensation Committee of the CEO’s performance. The Compensation Committee approved the CEO’s participation in the 1994 Program for 2003. The Committee noted the continued efforts of Mr. Chiaraluce to avoid having The Connecticut Water Company request a general rate increase while achieving consistently higher earnings and increasing shareholder value during his 13 years as CEO. Mr. Chiaraluce was awarded 60% of the Common Stock allocated to him under the 1994 Performance Stock Program in 2003, or 3,159 of 5,273 shares originally allocated based upon his actual performance as measured against pre-established objectives identified by the Committee. Mr. Chiaraluce also received stock option grants in 2003 of 10,763 options, in each case exercisable at a price equal to the market price of the Company’s Common Stock on the date of the grant.

COMPENSATION COMMITTEE

Robert F. Neal (Chairman)
Marcia L. Hincks
David A. Lentini
Donald B. Wilbur

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PERFORMANCE GRAPH

      Set forth below is a line graph comparing the cumulative total shareholder return for each of the years 1998 — 2003 on the Company’s Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total shareholder return of companies in the Standard & Poor’s 500 Index and the Standard & Poor’s 500 Utilities Index.

	1998	1999	2000	2001	2002	2003

Connecticut Water Service, Inc.	$100	123.65	123.36	184.59	162.38	183.40
Standard & Poor’s 500 Index	$100	121.04	110.02	96.95	75.52	97.18
Standard & Poor’s 500 Utilities Index	$100	90.85	142.74	99.35	69.56	87.76

(Source: Standard & Poor’s Institutional Market Service)

Other Matters

      The Board of Directors knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in their discretion on such matters.

REQUIREMENTS AND DEADLINES FOR PROXY PROPOSALS, NOMINATION OF

DIRECTORS, AND OTHER BUSINESS OF SHAREHOLDERS

      For business to be properly brought before an annual meeting by a shareholder, the business must be an appropriate matter to be voted by the shareholders at an annual meeting and the shareholder must have given proper and timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the Main Offices of the Company, 93 West Main Street, Clinton, CT 06413, no later than the close of business on a day which is not less than 120 days prior to the anniversary date of the immediately preceding annual meeting, which date for purposes of the 2005 Annual Meeting of Shareholders is December 24, 2004. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business.

      In addition, shareholder proposals intended to be presented at the Annual Meeting of Shareholders in 2005 must be received by the Company no later than November 10, 2004 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2005 Annual Meeting of Shareholders.

Michele G. DiAcri
Corporate Secretary

March 12, 2004

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files an Annual Report on Form 10-K with the Securities and Exchange Commission. Additional copies of the 2003 Annual Report on Form 10-K to be filed by the Company, including the financial statements and schedules, but without exhibits, will be mailed to any shareholder upon written request without charge. The exhibits are obtainable from the Company upon payment of the reasonable cost of copying such exhibits. Shareholders can request this information by phone at 1-800-428-3985, ext. 3015, or by mail to Michele G. DiAcri, Corporate Secretary, Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413.

APPENDIX A

CONNECTICUT WATER SERVICE, INC.

2004 PERFORMANCE STOCK PROGRAM,
PROPOSED TO BE EFFECTIVE AS OF APRIL 23, 2004

1.     Purpose

      The purpose of the Connecticut Water Service, Inc. 2004 Performance Stock Program (the “Plan”) is to strengthen Connecticut Water Service, Inc., a Connecticut corporation (the “Company”) and its Subsidiaries (as hereinafter defined), by providing an incentive to their employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the business enterprise of the Company and its Subsidiaries.

      It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, consultants and non-employee directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Performance Share Unit or Performance Cash Unit Awards (as each term is herein defined), or any combination of the foregoing. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, securities and tax laws, accounting regulations and the size and diversity of its businesses.

2.     Definitions

      The following definitions shall be applicable throughout the Plan.

(a) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, Performance Share Unit or Performance Cash Unit under the Plan.

(b) “Award Agreement” means the agreement between the Company and a Participant who has been granted an Award which defines the rights and obligations of the parties with respect to such Award.

(c) “Award Period” means a period of time within which performance is measured for the purpose of determining whether an Award of Performance Share Units or Performance Cash Units has been earned.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any rules, regulations and interpretations under such section.

(f) “Committee” means the Compensation Committee of the Board, or, if the Board so directs, the full Board or another committee appointed by the Board to administer the Plan as described in Section 4.

(g) “Common Stock” means the common stock, without part value, of the Company.

(h) “Company” means Connecticut Water Service, Inc.

(i) “Covered Employee” means a Participant whom the Committee designates, for each Award Period or Restricted Period, as applicable, or as the recipient of an Option in order to qualify for the Section 162(m) Exemption.

(j) “Date of Grant” means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

(k) “Disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code.

(l) “Dividend Equivalent” shall have the meaning set forth in Section 8(c)(iii) hereof.

(m) “Effective Date” shall have the meaning set forth in Section 3 hereof.

(n) “Eligible Person” means any of the following individuals who is designated by the Committee as eligible to receive Options or other Awards subject to the conditions set forth herein: (i) any director, officer or employee of the Company or a Subsidiary, (ii) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment, or (iii) any consultant or advisor to the Company or a Subsidiary.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” on a given date means (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately.

(q) “Holder” means a Participant who has been granted an Award, or a permitted transferee of such a Participant.

(r) “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an “incentive stock option” within the meaning of Section 422 of the Code.

(s) “Nonqualified Stock Option” means an Option granted under the Plan which is not designated as an Incentive Stock Option.

(t) “Normal Termination” means termination of employment or service with the Company or a Subsidiary other than by reason of death or Disability.

(u) “Option” means an Award granted under Section 7 of the Plan.

(v) “Option Period” means the period described in Section 7(c) of the Plan.

(w) “Option Price” means the exercise price set for an Option described in Section 7(a) of the Plan.

(x) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(y) “Performance Goals” means the performance objectives established by the Committee under Section 8 of the Plan with respect to an Award Period or Restricted Period, with respect to Performance Share Units or Performance Cash Units or Restricted Stock, respectively, established for the purpose of determining whether, and to what extent, such Awards will be earned for an Award Period or Restricted Period.

(z) “Performance Cash Unit” means a hypothetical equivalent to a number of dollars established by the Committee and granted in connection with an Award made under Section 8 of the Plan.

(aa) “Performance Share Account” means an account established for a Participant under Section 8 of the Plan.

(bb) “Performance Share Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 8 of the Plan.

(cc) “Plan” means the Connecticut Water Service, Inc. 2004 Performance Stock Program.

(dd) “Predecessor Plan” means the Company’s 1994 Performance Stock Program, as amended and restated as of April 26, 2002.

(ee) “Qualified Performance-Based Award” means either: (i) a Performance Cash Unit, Performance Share Unit or Restricted Stock Award that is intended to qualify for the Section 162(m) Exemption and is made subject to Performance Goals based on Qualified Performance Criteria; or (ii) an Option having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Date of Grant.

(ff) “Qualified Performance Criteria” means one or more of the Performance Goals established by the Committee which meet the objectivity and any other requirements for the Section 162(m) Exemption.

(gg) “Restricted Period” means, with respect to any share of Restricted Stock, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9 of the Plan.

(hh) “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9 of the Plan.

(ii) “Restricted Stock Award” means an Award of Restricted Stock granted under Section 9 of the Plan.

(jj) “Section 162(m) Exemption” means the exemption from the limitation on deducibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(kk) “Securities Act” means the Securities Act of 1933, as amended.

(ll) “Stock” means the Common Stock or such other authorized shares of stock of the Company as from time to time may be authorized for use under the Plan.

(mm) “Subsidiary” means any corporation, 50% or more of whose stock having general voting power is owned by the Company, or by another Subsidiary, as herein defined, of the Company.

(nn) “Treasury Regulations” means the regulations, as amended from time to time, promulgated under the Code.

(oo) “Trust” means the grantor trust, if any, described in Section 8(c)(ii) of the Plan.

3.     Effective Date, Duration and Shareholder Approval

      The Plan was first adopted and made effective as of January 7, 2004 (the “Effective Date”). The validity of any and all Awards granted pursuant to the Plan shall be effective when made (unless otherwise specified by the Committee on the Date of Grant), but shall be conditioned upon, and subject to, approval of the Plan by the stockholders of the Company at a meeting duly held in accordance with the applicable laws of the state of Connecticut within twelve (12) months after the Effective Date in a manner which complies with Section 422(b)(1) of the Code and Section 162(m)(4)(C)(ii) of the Code.

      The expiration date of the Plan, after which no Awards may be granted hereunder, shall be April 23, 2014; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

4.     Administration

      The Plan shall be administered by the Committee, which shall be composed of at least two persons serving as directors of the Company, each member of which, at the time he or she takes any action with respect to an Award under the Plan, shall be a “Non-Employee Director”, as defined in Rule 16b-3 under the Exchange Act, an “independent director” under the listing standards of the Nasdaq Stock Market, Inc. and an “outside director”, as defined in Treasury Regulations Section 1.162-27(e)(3), or any successor rules or regulation of each of the foregoing. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. The Committee may also act without meeting by unanimous written consent.

      Subject to the provisions of the Plan, the Committee shall have exclusive power to:

(a) Select the Eligible Persons to participate in the Plan;

(b) Determine the nature and extent of the Awards to be made to each Participant;

(c) Determine the time or times when Awards will be made to Eligible Persons;

(d) Determine the duration of each Award Period and Restricted Period;

(e) Determine the conditions to which the payment of Awards may be subject;

(f) Establish and administer the Performance Goals, if any, for each Award Period and, with respect to Covered Employees, certify that Performance Goals are attained in accordance with the requirements of Treasury Regulations Section 1-162-27(e)(5);

(g) Prescribe the form of Award Agreement or other form or forms evidencing Awards; and

(h) Cause records to be established in which there shall be entered, from time to time as Awards are made to Eligible Persons, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, Performance Share Units or Performance Cash Units, and shares of Restricted Stock awarded by the Committee to each Eligible Person, and the expiration date and the duration of any applicable Award Period or Restricted Period.

      The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

      Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options or any Award Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

5.     Grant of Awards; Shares Subject to the Plan

      The Committee may, from time to time, grant Awards of Options, Restricted Stock, and/or Performance Share Units or Performance Cash Units to one or more Eligible Persons; provided, however, that:

(a) Subject to adjustments as provided in Section 12 hereof, the aggregate number of shares of Stock made subject to all Awards may not exceed 700,000 shares, and the aggregate number of shares of Stock subject to Awards to any single individual may not exceed 150,000. Such shares shall be in addition to all shares of Stock issued or reserved for issuance pursuant to Awards granted under the Predecessor Plan;

(b) Such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In the event any Option, Restricted Stock Award, Performance Share Unit or Performance Cash Unit shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan;

(c) Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase;

(d) The Committee may, in its sole discretion, require a Participant to pay consideration for an Award in an amount and in a manner as the Committee deems appropriate; and

(e) Notwithstanding anything to the contrary in Section 14 hereof, or any other applicable provision of the Plan, the Option Price of an outstanding Option granted under the Plan may not be decreased after the Date of Grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower Option Price (except as otherwise provided in Section 12 hereof relating to the adjustment of Awards upon changes in capitalization of the Company).

6.     Eligibility

      (a) Plan Participation. Awards may be made or granted to Eligible Persons selected by the Committee whose past, present and/or potential contributions to the Company and/or one or more of its Subsidiaries have been, are or will be important to the success of the Company, to give them an opportunity to acquire a proprietary interest in the Company; provided however, that Incentive Stock Options may only be granted to any Eligible Persons selected by the Committee who are full-time, salaried employees of the Company or a Subsidiary who are, from time to time, responsible for the management and/or growth of all or part of the business of the Company or a Subsidiary.

      (b) Substitute Awards. The Committee, in its discretion, may also grant Awards in substitution for any stock incentive awards previously granted by companies acquired by the Company or one of its Subsidiaries. Such substitute awards may be granted on such terms and conditions as the Committee deems appropriate in the circumstances, provided, however, that substitute Incentive Stock Options shall be granted only in accordance with the requirements of the Code.

7.     Stock Options

      Subject to Section 6(a) hereof, the Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person. To the extent that any Stock Option intended by the Committee to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Nonqualified Stock Option. Each Option so granted shall be subject to the following conditions or to such other conditions as may be reflected in the applicable Award Agreement.

      (a) Option Price. The exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock on the Date of Grant.

      (b) Manner of Exercise and Form of Payment. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable by the Participant either by payment to the Company in cash, by wire transfer, by certified or bank check or by personal check (in each case made payable to the order of the Company) or, at the discretion of the Committee, through a combination of any one or more of the following methods:

(i) delivery of shares of Stock then held by the Participant having an aggregate Fair Market Value equal to the Option Price, provided that such Stock has been held by the Participant for at least six (6) months and is delivered to the Company free and clear of any liens and encumbrances thereto;

(ii) an election by the Participant to make a “cashless exercise” through a registered broker-dealer to sell all or a portion of the shares of Stock acquired upon exercise of the Option and to deliver promptly to the Company the amount of sale proceeds sufficient to pay the aggregate Option Price (and any applicable tax withholding amount), provided that any such cashless exercise shall be made only pursuant to such procedures which are, from time to time, deemed acceptable by the Committee; or

(iii) delivery of shares of Stock otherwise receivable upon the exercise of the Option having an aggregate Fair Market Value equal to the Option Price (and any applicable tax withholding amount); provided, however, that in the event the Committee shall determine in any given instance that the exercise of such Option by withholding shares otherwise receivable would be unlawful, unduly burdensome or otherwise inappropriate, the Committee may require that such exercise be accomplished in another acceptable manner.

Notwithstanding anything in this Plan to the contrary, an Option may be exercised in accordance with the arrangements and procedures described in this Section 7(b) only to the extent such arrangements or procedures comply with Section 13(k) of the Exchange Act and any other applicable laws, rules and regulations.

      (c) Option Vesting Periods; Duration and Expiration. Options awarded under the Plan shall vest and become exercisable in such manner and on such date or dates determined by the Committee. Except as may otherwise by established by the Committee on the Date of Grant, each Option awarded under the Plan shall be exercisable with respect to not more than twenty-five percent (25%) of the shares of Stock subject thereto after the expiration of one (1) year following the Date of Grant, and shall be exercisable as to an additional twenty-five percent (25%) of the shares of Stock subject thereto after the expiration of each of the succeeding three (3) years, on a cumulative basis, so that such Option, or any unexercised portion thereof, shall be fully exercisable after a period of four (4) years following the Date of Grant; provided, however, that each award of an Incentive Stock Option shall also comply with the requirements of the Code and Section 7(g) hereof. Options awarded under the Plan shall expire after such period, not to exceed ten (10) years with respect to Incentive Stock Options, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires. Unless otherwise stated in the applicable Option Award Agreement, an Incentive Stock Option shall expire earlier than the end of the Option Period in the following circumstances:

(i) If prior to the end of the Option Period, the Participant shall undergo a Normal Termination, the Incentive Stock Option shall expire on the earlier of the last day of the Option Period or the date that is ninety (90) days after the date of such Normal Termination. In such event, the Incentive Stock Option shall remain exercisable by the Holder until its expiration, only to the extent the Option was exercisable at the time of such Normal Termination;

(ii) If the Participant dies prior to the end of the Option Period and while still in the employ of the Company or such Participant becomes Disabled, the Incentive Stock Option shall expire on the earlier of the last day of the Option Period or the date that is one year after the date of death or Disability of the Participant. In the event of death or Disability, the Incentive Stock Option shall remain exercisable by the Participant or the Holder or Holders to whom the Participant’s rights under the Incentive Stock Option pass by will or the applicable laws of descent and distribution until its expiration, only to the extent the Incentive Stock Option was exercisable by the Participant at the time of death or Disability.

      In granting any Nonqualified Stock Option, the Committee may specify that such Nonqualified Stock Option shall be subject to the restrictions set forth in Section 7(c)(i) or (ii) herein with respect to Incentive Stock Options, or such other termination and cancellation provisions as the Committee may determine.

      (d) Other Terms and Conditions. In addition, each Option granted under the Plan shall be evidenced by an Award Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Award Agreement, which shall be subject to the following terms and conditions:

(i) Each Option issued pursuant to this Section 7 or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii) Each share of Stock purchased through the exercise of an Option issued pursuant to this Section 7 shall be paid for in full at the time of the exercise in the manner described in Section 7(b) hereof. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or when the Option expires.

(iii) Subject to Section 11(l) hereof, Options issued pursuant to this Section 7 shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime only by the Holder.

(iv) Each Option issued pursuant to this Section 7 shall vest and become exercisable by the Holder in accordance with the vesting schedule established by the Committee and set forth in the Award Agreement.

(v) Each Award Agreement may contain a provision that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option issued pursuant to this Section 7 a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option issued pursuant to this Section 7 shall be a condition precedent to the right of the Holder to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi) Each Incentive Stock Option Award Agreement shall contain a provision requiring the Holder to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of; (A) two years after the Date of Grant of the Incentive Stock Option, or (B) one year after the date the Holder acquired the Stock by exercising the Incentive Stock Option.

      (e) Deferred Delivery of Option Shares. The Committee may, in its discretion permit the Holder of an Option to elect to defer the issuance of Stock upon the exercise of one or more Nonqualified Stock Options granted pursuant to the Plan. The terms and conditions of such deferral shall be determined at the time of the grant of the Option or thereafter and shall be set forth in the Award Agreement evidencing the Option.

      (f) Buyout and Settlement Provisions. The Committee may, in its sole discretion, offer to repurchase an Option previously granted, only in extraordinary circumstances, and not in the ordinary course of business, based upon such terms and conditions as the Committee shall establish and communicate to the Holder of the Option at the time that such offer is made.

      (g) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary, the Option Period shall not exceed five (5) years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

      (h) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

      (i) Voluntary Surrender. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option issued pursuant to this Section 7 granted under the Plan to be conditioned upon the granting to the Holder of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Subject to Section 5(e) hereof, such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

      (j) Conversion of Incentive Stock Options into Nonqualified Stock Options; Termination of Incentive Stock Options. The Committee, at the written request of any Holder, may in its discretion, take such actions as may be necessary to convert such Holder’s Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Nonqualified Stock Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the Holder is an employee of the Company or a Subsidiary at the time of such conversion. Such actions may include, but not be limited to, extending the Option Period of such Incentive Stock Options. At the time of such conversion, the Committee (with the consent of the Holder) may impose such conditions on the exercise of the resulting Nonqualified Stock Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any Holder the right to have such Holder’s Incentive Stock Options converted into Nonqualified Stock Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the Holder, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such termination.

8.     Performance Share or Cash Units

      (a) Award Grants. The Committee is authorized to establish performance programs to be effective over designated Award Periods determined by the Committee. The Committee may grant Awards of Performance Share Units or Performance Cash Units to Eligible Persons in accordance with such performance programs. The Committee shall determine the number of Performance Share Units or Performance Cash Units to be awarded, if any, to each Eligible Person who is selected to receive such an Award. Before or within 90 days after the beginning of each Award Period to which the Performance Goals relate and on or before twenty-five percent (25%) of the period of service (as scheduled in good faith at the time the Performance Goals are established) has elapsed, the Committee shall establish written Performance Goals based upon financial objectives for the Company or a Subsidiary for such Award Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Participants, provided that the outcome is substantially uncertain at the time the Committee actually establishes the Performance Goals. Performance Goals may include absolute or relative growth in earnings per share, rate of return on stockholders’ equity, earnings per share, total stockholder return relative to peers, water quality, customer satisfaction, customer growth or other measurement of corporate performance and may be determined on an individual basis or by categories of Participants.

      (b) Determination of Award. At the completion of an Award Period, or at other times as specified by the Committee, the Committee shall calculate the number of shares of Stock or amount of cash earned with respect to each Participant’s Performance Share Unit or Performance Cash Unit, as applicable, by multiplying the number of Performance Share Units and Performance Cash Units, as applicable, granted to the Participant by a performance factor representing the degree of attainment of the Performance Goals.

      (c) Payment of Performance Share or Cash Unit Awards. Performance Share Unit or Performance Cash Unit Awards shall be payable in that number of shares of Stock or that amount of cash determined in accordance with Section 8(b); provided, however, that, at its discretion, the Committee may make payment to any Participant of Performance Share Units in the form of cash upon the specific request of such Participant. The amount of any payment made in cash shall be based upon the Fair Market Value of the Stock on the business day prior to payment. Payments of Performance Share Unit or Performance Cash Unit Awards shall be made as soon as practicable after the completion of an Award Period; provided, however, that if a Participant makes the election described below, Performance Share Units or Performance Cash Units (with any Performance Cash Units being converted into equivalent Performance Share Units) shall instead be credited to the Participant’s Performance Share Account. Such credit of Performance Share Units to a Participant’s Performance Share Account shall be made as of the same date as payment of the Award would have been made to the Participant had no prior election been made.

(i) Elections.

Any election to have an Award or a portion of an Award credited to a Performance Share Account shall be made on a written form provided by the Company for such purpose and shall only be effective with respect to Awards that may be made on and after the January 1 following the Company’s receipt of such form, provided that such form is received by the December 24 prior to the applicable January 1. Any such election shall be made only in increments of ten percent (10%) of the Award (rounded to the nearest whole share) and shall be effective only for Awards made during the year in which the election becomes effective.

(ii) Performance Share Account.

The Company shall maintain on its books and records a Performance Share Account to record its liability for future payments to the Participant or his beneficiary pursuant to the Plan. However, a Performance Share Account under the Plan shall constitute an unfunded arrangement; the Company shall not be required to segregate or earmark any of its assets for the benefit of the Participant or his beneficiary, and the amount reflected in a Performance Share Account shall be available for the Company’s general corporate purposes and shall be available to the Company’s general creditors. The amount reflected in a Performance Share Account shall not be subject in any manner to anticipation, alienation, transfer or assignment by the Participant or his or her beneficiary, and any attempt to anticipate, alienate, transfer or assign the same shall be void. Neither the Participant nor his or her beneficiary may assert any right or claim against any specific assets of the Company in respect of a Performance Share Account, and the Participant and his or her beneficiary shall have only a contractual right against the Company for the amount reflected in a Performance Share Account.

Notwithstanding the foregoing, in order to pay amounts which may become due under the Plan in respect of a Participant’s Performance Share Account, the Company may establish a grantor trust (hereinafter the “Trust”) within the meaning of Section 671 of the Code. Some or all of the assets of the Trust may be dedicated to providing benefits to the Participants pursuant to the Plan, but, nevertheless, all assets of the Trust shall at all times remain subject to the claims of the Company’s general creditors in the event of the Company’s bankruptcy or insolvency.

(iii) Dividend Equivalents.

On every date on which a dividend or other distribution is paid with respect to Common Stock, commencing with the first such payment date after the date on which a Performance Share Unit is credited to a Participant’s Performance Share Account and continuing until such Performance Share Unit is either forfeited or paid out, there shall be credited to the Participant’s Performance Share Account a Dividend Equivalent in respect of such Performance Share Unit. A Dividend Equivalent shall mean, with respect to a whole Performance Share Unit credited to a Participant’s Performance Share Account, a measure of value equal to the fractional share of Common Stock that could be purchased with the amount that would have been paid to the Participant as a dividend or other distribution if the Participant had owned a whole share of Common Stock in lieu of said whole Performance Share Unit, the date of such deemed purchase being the dividend payment date. Dividend Equivalents are expressed in the form of Performance Share Units.

(iv) Participant Not a Stockholder.

The Participant shall have no stockholder’s rights with respect to any shares of Common Stock in respect of which Performance Share Units are credited to his or her Performance Share Account.

(v) Payments in Respect of Performance Shares.

1. Termination of Employment: In the event of a Participant’s Normal Termination and without a payment date having been specified as provided below, such Participant shall be entitled to receive payment in respect of the entire amount then credited to his or her Performance Share Account. Such payment shall be made in the form of the number of shares of Common Stock equal to the number of whole Performance Share Units then credited to the Participant’s Performance Share Account, including related Dividend Equivalents, with any fractional Performance Share Unit being paid in cash determined on the basis of the value of a corresponding fractional share of Common Stock on the business day preceding the date of payment. Said shares of Common Stock and any cash amount shall be transferred to the Participant within sixty (60) days after the Participant’s termination of employment.

2. Election of Participant: Upon prior written election by a Participant, the Participant shall be entitled to receive payment in respect of Performance Share Units, and any Dividend Equivalents earned on such Award, to the extent then vested, on the date or dates specified in such written election. Such election must either be made as part of the election to have such Performance Share Units credited to a Performance Share Account as provided above, or at any time at least one year prior to the date on which such payment would otherwise be made. Such payment shall be made in the form of the number of shares of Common Stock equal to the number of whole Performance Share Units, including related Dividend Equivalents, then credited to the Participant’s Performance Share Account with respect to such Award, with any fractional Performance Share Unit being paid in cash determined on the basis of the value of a corresponding fractional share of Common Stock on the business day preceding the date of payment. The Participant’s Performance Share Account thereafter shall be reduced to reflect the foregoing payment. Nothing herein shall preclude separate elections with respect to separate Awards.

3. Disability or Death While Employed by the Company: Notwithstanding an election made pursuant to the preceding section, in the event of a Participant’s termination of employment for reasons of Disability or death, Participant or his or her beneficiary, as the case may be, shall be entitled to receive payment in respect of the entire amount then credited to his or her Performance Share Account. Such payment shall be made in the form of the number of shares of Common Stock equal to the number of whole Performance Share Units then credited to the Participant’s Performance Share Account, with any fractional Performance Share Unit being paid in cash determined on the basis of the value of a corresponding fractional share of Common Stock on the business day preceding the date of payment. Said shares of Common Stock and any cash amount shall be transferred to the Participant or his or her beneficiary within sixty (60) days after the Company has been notified in writing of the Disability or death of the Participant and has been provided with any additional information, forms or other documents it may reasonably request.

4. Hardship Payment: Notwithstanding an election made pursuant to the Plan or the Participant’s continued employment with the Company, if the Committee, upon written petition of the Participant, determines, in the Committee’s sole discretion, that the Participant has suffered an unforeseeable financial emergency (as hereinafter defined), the Participant shall be entitled to receive, as soon as practicable following such determination, payment sufficient to meet the cash needs arising from the unforeseeable financial emergency, not in excess of the number of whole Performance Share Units then credited to the Participant’s Performance Share Account. Such payment shall be made, at the election of the Participant, either (i) in the form of the number of whole shares of Common Stock, the proceeds from the sale of which would be sufficient to meet the cash needs arising from the unforeseeable financial emergency, not in excess of the number of whole Performance Shares Units then credited to the Participant’s Performance Share Account; (ii) in cash equal to the value on the business day preceding the date of payment of the number of whole shares of Common Stock available for payment under clause (i) of this sentence; or (iii) in any combination of the methods of payment provided for in clauses (i) and (ii) of this sentence. In the event of a hardship payment in respect of the Participant’s entire Performance Share Account, any fractional Performance Share Unit shall be paid in cash determined on the basis of the value of a corresponding fractional share of Common Stock on the business day preceding the date of payment. For purposes of the foregoing, an “unforeseeable financial emergency” shall mean an unexpected need for cash arising from a sudden and unexpected illness or accident of a Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as of a result of events beyond the control of the Participant. Payment will not be made to the extent that the unforeseeable financial emergency may be satisfied through cessation of deferrals of income, insurance or other reimbursement, or a liquidation of other assets to the extent such liquidation would not itself cause severe financial hardship. Cash needs arising from foreseeable events such as generally the purchase of a house or educational expenses for children shall not be considered to be the result of an unforeseeable financial emergency. Said shares of Common Stock and any cash amount shall be transferred to the Participant as soon as practicable after the Committee determines that the Participant has suffered an unforeseeable financial emergency. The Participant’s Performance Share Account thereafter shall be reduced to reflect the foregoing payment.

5. Early Withdrawal: Notwithstanding an election made pursuant to the Plan or the Participant’s continued employment with the Company, the Participant, upon written petition to the Committee at any time, shall be entitled to receive payment in respect of all or any portion of the amount then credited to his or her Performance Share Account, subject to a forfeiture penalty of ten percent (10%) of the amount of the payment requested by the Participant. Such payment shall be made, at the election of the Participant, either (i) in the form of the number of shares of Common Stock equal to the number of whole Performance Share Units requested by the Participant in the written petition and then credited to the Participant’s Performance Share Account; (ii) in cash equal to the value on the business day preceding the date of payment of the number of whole shares of Common Stock available for payment under clause (i) of this sentence; or (iii) in any combination of the methods of payment provided for in clauses (i) and (ii) of this sentence. In the event of an early withdrawal in respect of the Participant’s entire Performance Share Account, any fractional Performance Share Unit shall be paid in cash determined on the basis of the value of a corresponding fractional share of Common Stock on the business day preceding the date of payment. Said shares of Common Stock and any cash amount shall be transferred to the Participant within sixty (60) days after the Company has received the Participant’s written petition. The Participant’s Performance Share Account thereafter shall be reduced to reflect the foregoing payment and the ten percent (10%) forfeiture penalty.

      (d) Adjustment of Performance Goals. The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, (i) extraordinary or non-recurring events experienced during an Award Period by the Company or by any other corporation whose performance is relevant to the determination of whether Performance Goals have been attained; (ii) any significant changes that may have occurred during such Award Period in applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned; (iii) any significant changes that may have occurred during such Award Period in tax laws or other laws or rules or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards; or (iv) any other factors which the Committee deems appropriate; provided, however, that no such change may increase the amount of an Award that would otherwise be payable to any Covered Employee.

9.     Restricted Stock Awards

      (a) Award of Restricted Stock.

      (i) The Committee shall have the authority (1) to grant Restricted Stock Awards, (2) to issue or transfer Restricted Stock to Eligible Persons, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock (including the Restricted Period and the satisfaction of Performance Goals, if applicable), which may differ with respect to each grantee, the time or times at which Restricted Stock shall be granted or become vested and the number of shares to be covered by each grant.

      (ii) The Holder of a Restricted Stock Award shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Holder pending the release of the applicable restrictions, the Holder additionally shall execute and deliver to the Company (1) an escrow agreement satisfactory to the Committee, and (2) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. If a Holder shall fail to execute a Restricted

Stock Award Agreement and, if applicable, an escrow agreement and stock powers, within ten (10) days after receipt thereof from the Company, the Award shall be null and void. Subject to the restrictions set forth in Section 9(b) and any other conditions contained in the Award Agreement, the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock, and to receive dividends paid thereon.

      (iii) Upon the Award of Restricted Stock, the Committee shall cause a Stock certificate registered in the name of the Holder to be issued and, if it so determines, deposited together with the Stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any Stock certificate held by it registered in the name of the Holder.

      (b) Restrictions.

      (i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (1) if an escrow arrangement is used, the Holder shall not be entitled to delivery of the Stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; and (3) the shares shall be subject to forfeiture to the extent provided in subparagraph (d) and the Award Agreement and, to the extent such shares are forfeited, the Stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

      (ii) If the Committee intends to make a Participant’s receipt of an Award of Restricted Stock under this Section 9 subject to the accomplishment of Performance Goals (which may be adjusted as provided in Section 8(d) hereof), then before or within 90 days after the beginning of each Restricted Period to which the Performance Goals relate and on or before twenty-five percent (25%) of the period of service (as scheduled in good faith at the time the Performance Goals are established) has elapsed, the Committee shall establish written Performance Goals based upon financial objectives for the Company or a Subsidiary for such Restricted Period and a schedule relating the accomplishment of the Performance Goals to the Award to be earned by the Participant, provided that the outcome is substantially uncertain at the time the Committee actually establishes the Performance Goals.

      (iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

      (c) Restricted Period. The Restricted Period of Restricted Stock shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock indicated in a schedule established by the Committee and set forth in the written Award Agreement.

      (d) Forfeiture Provisions. Except to the extent determined by the Committee and reflected in the underlying Award Agreement, in the event a Participant terminates employment with the Company during a Restricted Period for any reason, that portion of the Award with respect to which restrictions have not expired shall be completely forfeited to the Company. In the event of such a forfeiture, the amount of an Award that would otherwise be payable shall be reduced, but not below zero, by the amount of any dividends previously paid to the Holder with respect to the forfeited Restricted Stock and the Holder shall repay to the Company the amount of any dividends that would have reduced the amount of the Award to less than zero.

      (e) Delivery of Restricted Stock. Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, the restrictions set forth in Section 9(b) hereof and the Award Agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or his or her beneficiary, without charge, the Stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or Stock dividends credited to the Holder’s account with respect to such Restricted Stock and the interest thereon, if any.

      (f) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the end of the Restricted Period with respect to such Stock:

“Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of , between Connecticut Water Service, Inc. and . A copy of such Agreement is on file at the offices of the Company.”

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

      (g) Deferral. Upon election by a Participant, a whole share of Restricted Stock that would otherwise have been granted to the Participant shall instead be made in the form of Performance Share Units, and such Performance Share Units shall be credited to the Participant’s Performance Share Account, subject to the provisions of Section 8 hereof. Such credit of Performance Share Units shall be made as of the same date as Restricted Stock would have been awarded to the Participant had no prior election been made. Any such election shall be made by December 24 prior to the year in which the Award for which the election is made will be made, and shall otherwise comply with the requirements for elections in Section 8(c) hereof. If an event occurs which would have caused forfeiture of the Restricted Stock for which an election pursuant to this paragraph is made, then the equivalent Performance Share Units, along with any related Dividend Equivalents, shall be forfeited.

10.     Non-Competition Provisions

      In addition to such other conditions as may be established by the Committee, in consideration of the granting of Awards under the terms of the Plan, the Committee, in its discretion, may include non-competition provisions in the applicable Award Agreement.

11.     General

      (a) Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Award Agreement executed by the Company and the Holder. The Committee may terminate any Award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within ten (10) business days after the Award Agreement has been delivered to the Holder for his or her execution.

      (b) Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award Agreement.

      (c) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

      (d) Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to: (1) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act and the Exchange Act, and (2) the rules and regulations of the Nasdaq Stock Market, Inc. or any securities exchange on which the Company’s Common Stock may be listed. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, such Shares may be deemed “restricted securities” as defined in Rule 144 under the Securities Act. The Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

      (e) Tax Withholding. Notwithstanding any other provision of the Plan, the Company or a Subsidiary, as appropriate, shall have the right to deduct from any payment of any kind otherwise due to a Participant, cash and/or Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such payment and, in the case of Awards paid in Stock, the Holder may be required to pay to the Company prior to delivery of such Stock, the amount of any such taxes which the Company is required to withhold, if any, with respect to such Stock. The Company shall accept shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner.

      (f) Claim to Awards and Employment or Service Rights. No employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Subsidiary.

      (g) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

      (h) Payments to Persons Other than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

      (i) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member’s behalf in such member’s capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Amended and Restated Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      (j) Governing Law. Except as to matters of federal law, the Plan and the rights of all Holders claiming hereunder, shall be governed by and construed in accordance with the internal laws of the State of Connecticut without regard to the principles of conflicts of law thereof. All outstanding Awards granted under the Predecessor Plan shall continue to be governed and interpreted solely under the terms of the Predecessor Plan and shall not be subject to the terms hereof.

      (k) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

      (l) Nontransferability. A person’s rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder’s death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion, allow in an Award Agreement for transfer of Awards other than Incentive Stock Options to other persons or entities as otherwise provided by applicable law.

      (m) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than such member.

      (n) Relationship to Other Benefits; Other Plans. Any Award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other employee benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, except as otherwise specifically provided in any other employee benefit plan.

      (o) Expenses. The expenses of administering the Plan shall be borne by the Company.

      (p) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

      (q) Change-in-Control.

      (i) Accelerated Vesting and Exercisability. Except as otherwise provided by the Committee in an Award Agreement, if a “Change-in-Control”, as defined below, occurs, then:

(A) the vesting periods of any and all Incentive Stock Options and Non-Qualified Stock Options granted and outstanding under the Plan shall immediately be accelerated; and

(B) the restrictions and/or conditions applicable to any and all other Awards granted and outstanding under the Plan (including any Restricted Stock, Performance Share Unit or Performance Cash Unit Awards) shall immediately lapse and be of no further force and effect;

such that (except as otherwise provided in Section 11(q)(iii) hereof) the respective Holders thereof shall have the immediate, fully vested, right to purchase, receive and/or own without risk of forfeiture any and all cash and/or Stock that is the subject of the Award on the terms and conditions set forth in this Plan and the particular Award Agreement, provided however, that, if the “Change-in-Control” occurs with respect to a Subsidiary, only Awards and Options granted to employees of such Subsidiary shall be subject to the accelerated vesting provisions of this Section 11(q)(i).

      (ii) Change in Control Defined. A “Change in Control” shall be deemed to have occurred if after the date an Award is granted (A) a public announcement shall be made or a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act disclosing that any Person (as defined below), other than Company or a Subsidiary or any employee benefit plan sponsored by Company or a Subsidiary, is the beneficial owner (as the term is defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of twenty (20%) percent or more of the total voting power represented by Company’s or a Subsidiary’s then outstanding voting common stock (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire voting common stock); or (B) any Person, other than Company or a Subsidiary or any employee benefit plan sponsored by Company or a Subsidiary, shall purchase shares pursuant to a tender offer or exchange offer to acquire any voting common stock of Company or a Subsidiary (or securities convertible into such voting common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the Person in question is the beneficial owner directly or indirectly, of twenty (20%) percent or more of the total voting power represented by Company’s or a Subsidiary’s then outstanding voting common stock (all as calculated under clause (A)); or (C) the stockholders of Company or a Subsidiary shall approve (X) any consolidation or merger of Company or a Subsidiary in which Company or a Subsidiary is not the continuing or surviving corporation (other than a consolidation or merger of Company or a Subsidiary in which holders of the outstanding capital stock of Company or a Subsidiary immediately prior to the consolidation or merger have the same proportionate ownership of the outstanding capital stock of the surviving corporation immediately after the consolidation or merger as immediately before), or pursuant to which the outstanding capital stock of Company or a Subsidiary would be converted into cash, securities or other property, or (Y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Company or a Subsidiary; or (D) there shall have been a change in the composition of the Board of Directors of Company or a Subsidiary at any time during any consecutive twenty-four (24) month period such that “continuing directors” cease for any reason to constitute at least a majority of the Board of Directors unless the election, or the nomination for election of each new Director was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who were Directors at the beginning of such period; or (E) the Board of Directors of Company or a Subsidiary, by a vote of a majority of all the Directors adopts a resolution to the effect that a “Change-in-Control” has occurred for purposes of this Agreement. For purposes of this Section 11(q), the term “Person” shall mean any individual, corporation, partnership, company or other entity, and shall include a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

      (iii) Notwithstanding the provisions of Section 11(q)(i) above, in the event that: (A) a Change in Control occurs; or (B) the Company enters into a written agreement to engage in one or more events or transactions that would constitute a Change in Control, then the Committee may, in its sole discretion and upon at least ten (10) calendar days advance notice to the affected persons, cancel each outstanding Award that is subject to the accelerated vesting provisions of Section 11(q)(i) hereof and pay to the Holder thereof, in cash, an amount equal to the value of such Award (which value, in the case of each Performance Share Unit or Performance Cash Unit Award, shall be deemed equal to 100% of the initial target value of such Award as previously determined by the Committee) based upon the price per share of Stock received or to be received by other stockholders of the Company or a Subsidiary in the event. The terms of this Section 11(q)(iii) may be varied by the Committee in any particular Award Agreement.

      (r) Conflicts. If any of the terms or provisions of the Plan or an Award Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Award Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Award Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Award Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

      (s) Prohibition Against Loans. Anything in the Plan to the contrary notwithstanding, neither the Company nor any Subsidiary shall make a loan to any officer, director, employee or consultant of the Company or any Subsidiary for the purpose of obtaining the benefits of any Award under the Plan.

      (t) Right of Offset. To the extent permitted by law, the Company or any Subsidiary shall have the right to deduct from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary, under the Plan or any Award Agreement entered into hereunder, any amounts due and owing to the Company or any Subsidiary, as the case may be, from the Holder.

      (u) Section 162(m) Exemption. When granting any Performance Cash Unit, Performance Share Unit, Restricted Stock, or other Award (other than Options which meet the definition of a Qualified Performance-Based Award), the Committee may designate as a Qualified Performance-Based Award any such Award that the Committee determines in good faith meets the requirements of a Qualified Performance Based Award, based upon the Committee’s determination that the recipient is or may be a Covered Employee with respect to such Award and that the Committee wishes such Award to qualify for the Section 162(m) Exemption. The payment of compensation pursuant to Awards designated as Qualified Performance-Based Awards (other than Options) to a Covered Employee for any calendar year shall not exceed $250,000. The maximum number of shares of Stock underlying Options that may be awarded to a Covered Employee for any calendar year shall not exceed 25,000 shares and their exercise price shall be the Fair Market Value of the Stock on the Date of Grant.

12.     Changes in Capital Structure

      Awards granted under the Plan and any Award Agreements shall be subject to equitable adjustments, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards; (a) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award, (b) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or (c) upon the occurrence of any other event which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such corporate or other event, the aggregate number of shares of Stock available under the Plan and the maximum number of shares of Stock with respect to which any one person may be granted in connection with Awards shall be appropriately adjusted by the Committee, whose determination shall be conclusive. The terms of this Section 12 may be varied by the Committee in any particular Award Agreement.

13.     Nonexclusivity of the Plan

      Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other additional incentive arrangements (subject to stockholder approval if such approval is required) as it may deem desirable, including, without limitation, the awarding of Stock, Options, other Awards or cash otherwise than under the Plan, and such arrangements may be either applicable generally or applicable only in specific cases.

14.     Amendment and Termination

      The Board may at any time terminate the Plan. Subject to Section 5(e) hereof, with the express written consent of an individual Participant, the Committee may cancel, reduce or otherwise alter outstanding Awards. The Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided that any such amendment shall be contingent on obtaining the approval of the stockholders of the Company if the Committee determines that such approval is necessary to comply with any requirement of law, including the requirements for qualification of Incentive Stock Options or rule of any stock exchange or automated quotation system on which the Company’s equity securities are traded or quoted; and

provided further that the Committee shall not take any of the following actions without the prior approval of the Company’s stockholders at a meeting duly held in accordance with the applicable laws of the state of Connecticut: (a) amending the Plan to repeal the prohibition against repricing set forth in Section 5(e) hereof; (b) expanding the definition of “Eligible Person” under the Plan; (c) increasing the aggregate number of shares of Stock reserved and available for issuance under the Plan set forth in Section 5(a) hereof (except as otherwise provided in Section 12 hereof); (d) increasing the individual share limitation set forth in Section 5 hereof; (e) decreasing the exercise price of Options to be awarded under the Plan to any amount lower than 100% of the Stock’s Fair Market Value on the date of the Award; (f) extending the maximum Option duration under the Plan; or (g) extending the duration of the Plan beyond that specified in Section 3 hereof.

*          *          *

      As adopted by the Board of Directors of Connecticut Water Service, Inc. on January 7, 2004.

APPENDIX B

CONNECTICUT WATER SERVICE, INC.

Audit Committee Charter

I.	Policy of Audit Committee

      The primary function of the Audit Committee is to assist the Connecticut Water Service, Inc. (the Company) Board of Directors in fulfilling its oversight responsibilities to the shareholders, the investment community, and other constituencies by reviewing the financial reports and other financial information provided by the Company to the public; the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established; and the Company’s accounting and financial reporting processes, generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

•	Review and appraise the audit efforts and objectivity of the Company’s independent accountants; and

•	Assure that an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors exists.

      The Committee has the authority to act on any matter, including reports of Company audit misconduct, brought to its attention with full access to all books, records, facilities, and personnel of the Company. (See Company Code of Conduct.)

      The Committee has the authority to retain outside counsel or other experts in the exercise of its responsibilities. The Company grants to the Committee the appropriate funding, as determined by the Committee, for compensating such advisors as well as the accounting firm for its audit services.

II.	Composition of the Committee

      The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall (a) satisfy the independence requirements of the Nasdaq Stock Market, Inc., the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission, and (b) be free from any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee must be able to read and understand fundamental financial statements at the time of their appointment to the Committee. To the extent reasonably feasible, at least one member of the Audit Committee shall qualify as a “financial expert” as defined by the SEC, as determined by the Board of Directors. If the Committee does not have such a financial expert, the Company must disclose in its periodic reports the reason why not.

      The members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board and shall serve until the next annual organizational meeting or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	Meetings

      The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its responsibilities to foster open communication, the Committee should meet at least annually with management and with the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV.	Responsibilities and Duties

      To fulfill its responsibilities and duties the Audit Committee shall:

Documents/ Reports Review

      1. Review this Charter at least annually, and update as conditions dictate.

      2. Issue an Audit Committee report in the annual proxy statement indicating:

a) that the Committee has reviewed and discussed the financial statements with management;

b) that the Committee has discussed the items required by Statement of Auditing Standards (SAS 61) with the independent auditors;

c) that the Committee has received the written report from its independent auditors required by Independent Standards Board (ISB)1 and has discussed the auditors’ independence; and

d) that, based on the items in a.)-c), the Committee recommended to the Board of Directors of Connecticut Water Service, Inc., that the audited financial statements be included in the Annual Report or Form 10-K of Connecticut Water Service, Inc.

      3. Disclose in the annual proxy statement of Connecticut Water Service, Inc. whether the Committee has a charter and include a copy of the charter at least once every three years in the annual proxy statement.

      4. Disclose in the annual proxy statement of Connecticut Water Service, Inc. the independence of the members of the Committee.

      5. Discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards. The Chair may represent the Committee for purposes of this review.

      6. Review the interim financial statements with management and the independent auditors as part of the certification of the CEO/ CFO of such financial statements and review the filing of each of the Company’s quarterly reports on Form 10-Q.

      7. Review the Company’s annual financial statements included in the Annual Report of Connecticut Water Service, Inc., the Form 10-K, and the proxy statements, including any certification, report, opinion, or review rendered by the independent accountants. The review includes the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

      8. Review any reports produced by management or independent accountants relating to internal control issues or disclosure control issues.

Independent Accountants

      9. Appoint, compensate, and oversee the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Company’s registered public accounting firm shall report directly to the Audit Committee. The Audit Committee shall approve in advance any audit services, fees, and any permissible non-audit service provided by the independent accountants.

      10. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and fees to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the companies to determine the accountants’ independence, and obtain the written report required by ISB 1.

      13. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant. It is unlawful, and therefore a cause for discharge, for a registered public accounting firm to perform any audit service if a chief executive officer, comptroller, chief financial officer, chief accounting officer, or any person serving in an equivalent position for the company was employed by that accounting firm and participated in any capacity in the audit of the Company during the one-year period preceding the date of the initiation of the audit.

      14. Review audit partner rotation and concurring partner rotation to ensure that the audit partner having primary responsibility for the Company’s audit rotates his/her position every five years.

      15. Periodically, and at least annually, consult with the independent accountants, out of the presence of management about internal controls and the completeness and accuracy of the Company’s financial statements.

Financial Reporting Processes

      16. In consultation with the independent accountants, review the integrity of the Company’s financial reporting processes, both internal and external.

      17. Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

      18. Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants or management.

Process Improvement

      19. Establish regular separate systems of reporting to the Audit Committee by each of management, the independent accountants and consultants (if applicable) regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

      20. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

      21. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

      22. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted as an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

      23. Review with the Company’s counsel legal matters, including legal compliance, corporate securities trading policies, or any other matter that could have a significant impact on the Company’s financial statements.

General

      24. Perform any other duties consistent with this charter, the Company’s by-laws, and governing laws as the Committee or the Board deems necessary.

Limitation of Audit Committee’s Role

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Excerpt from the Company’s Code of Conduct

Code of Conduct Violations and Company Audit Misconduct

      Each employee has a responsibility to report any activity which appears to violate laws, regulations (including misconduct related to the preparation, issuance, and disclosure of financial information), policies, and this Code of Conduct.

      If you report a violation, please provide the time, location, names of people involved, and other details so that either the Human Resources Department or the Chair of the Audit Committee can investigate. You can report anonymously — you are not required to provide your name. You may call or send a confidential note to

Michele DiAcri

Ethics and Corporate Compliance Officer
Connecticut Water Service, Inc.
93 West Main Street
Clinton, CT 06413
1-800-428-3985, ext. 3015

DIRECTIONS

to Connecticut Water Service, Inc.
Annual Meeting of Shareholders
Friday, April 23, 2004
Meeting begins at 2:00 PM • Doors Open at 1:30 PM

IF YOU PLAN TO ATTEND THE MEETING,

PLEASE CALL 1-800-428-3985, EXT. 3012.

From the North: 1-91 South to Exit 49. Take a left at the lights, and go straight through the next light. At the following light, take a right onto Bright Meadow Blvd. Take a left into the parking lot.

From the South: 1-91 North to Exit 49. Bear right off the highway and take your first right onto Bright Meadow Blvd. Take a left into the parking lot.

From Providence or New London: Take I-95 South to Exit 69 for Route 9 North to I-91 North. Follow I-91 North to Exit 49. Bear right off the highway and take your first right onto Bright Meadow Blvd. Take a left into the parking lot.

Radisson Hotel Springfield-Enfield

One Bright Meadow Boulevard, Enfield, CT 06082 • Tel. 860-741-2211

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	CONNECTICUT WATER SERVICE, INC.

Proxy for Annual Meeting of Shareholders
Friday, April 23, 2004

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Connecticut Water Service, Inc. hereby appoints Marshall T. Chiaraluce, David C. Benoit, Michele G. DiAcri, and James R. McQueen, or any one of them, attorneys or proxies for the undersigned, with power of substitution, to act, and to vote, as designated herein, with the same force and effect as the undersigned, all shares of the Company’s Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders of Connecticut Water Service, Inc. to be held at the Radisson Hotel Springfield-Enfield, One Bright Meadow Boulevard, Enfield, Connecticut, April 23, 2004, at 2:00 pm, and at any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

		For	With- hold	For All Except
1.	For election of Directors:	☐	☐	☐

Marshall T. Chiaraluce
Marcia L. Hincks
Robert F. Neal
Arthur C. Reeds

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) in the space provided below.

		For	Against	Abstain
2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSE COOPERS LLP as independent auditors for the year 2004.	☐	☐	☐

3.	Amendment to the Amended and Restated Certificate of Incorporation.	☐	☐	☐

4.	2004 Performance Stock Program.	☐	☐	☐

If no choice is indicated, this proxy shall be deemed to grant authority to vote FOR the election of director nominees and to vote FOR Proposals 2 and 3. The stockholder’s signature should be exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If a corporation or partnership, please sign in full corporate or partnership name by the President or other authorized officer.

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING				☐

- Detach above card, sign, date and mail in postage paid envelope provided. -

CONNECTICUT WATER SERVICE, INC.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

INSTRUCTION CARD

CONNECTICUT WATER SERVICE, INC.

ANNUAL MEETING OF STOCKHOLDERS
April 23, 2004
2:00 PM local time

     The undersigned shareholder of Connecticut Water Service, Inc. hereby appoints Marshall T. Chiaraluce, David C. Benoit, Michele G. DiAcri, and James R. McQueen, or any one of them, attorneys or proxies for the undersigned, with power of substitution, to act, and to vote, as designated herein, with the same force and effect as the undersigned, all shares of the Company’s Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders of Connecticut Water Service, Inc. to be held at the Radisson Hotel Springfield-Enfield, One Bright Meadow Boulevard, Enfield, Connecticut, April 23, 2004, 2:00 PM, and at any adjournment thereof.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE
INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)

- FOLD AND DETACH HERE -

CONNECTICUT WATER SERVICE, INC. — ANNUAL MEETING, APRIL 23, 2004

YOUR INSTRUCTIONS TO VOTE ARE IMPORTANT!

Proxy Materials are available on-line at:

https://proxyvotenow.com/ctw

You can provide your instructions to vote in one of three ways:

1.	Call toll free 1-866-874-4878 on a Touch-Tone Phone anytime prior to 3:00 AM April 23, 2004. There is NO CHARGE to you for this call.

or

2.	Via the Internet at www.proxyvotenow.com/ctw.

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

The Board of Directors recommends a vote “FOR” all nominees and “FOR” Proposals 2, 3 and 4.	Please mark as indicated in this example	☒

		For	Withhold All	For All Except
1.	For election of Directors:	☐	☐	☐
(01) Marshall T. Chiaraluce

(02) Marcia L. Hincks

(03) Robert F. Neal

(04) Arthur C. Reeds

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) in the space provided below.

Please be sure to date and sign this instruction card in the box below.		Date

Sign above

		For	Against	Abstain
2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2004.	☐	☐	☐

3.	Amendment to the Amended and Restated Certificate of Incorporation.	☐	☐	☐

4.	2004 Performance Stock Program.	☐	☐	☐

Mark here if you plan to attend the meeting				☐

Mark here for address change and note change				☐

Address Change:

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title.

* * * IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *

- FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL -

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.	By Mail; or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 AM, April 23, 2004. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet

Call Toll-Free on a Touch-Tone Phone anytime prior to	anytime prior to
3:00 AM, April 23, 2004.	3:00 AM, April 23, 2004, go to

1-866-874-4878	https://www.proxyvotenow.com/ctw

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS : Access at https://www.proxyvotenow.com/ctw

Your vote is important!